UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Albany International Corp.
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ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Stockholders of Albany International Corp

April 2, 2026
To the Stockholders of Albany International Corp.:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Albany International Corp., which will be held virtually at 9:00 a.m. Eastern Time on Friday, May 15, 2026. You will be able to attend the Annual Meeting by visiting https://meetnow.global/MRZ29JC.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. Therefore, you are urged to vote and submit your proxy promptly by phone, online, or by signing, dating, and returning a proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy. (An addressed, postage-prepaid envelope is enclosed for your return of the proxy.)
Information about the meeting, including a description of the various matters on which the stockholders will act, can be found in the accompanying Notice of Annual Meeting and Proxy Statement. The Annual Report for the fiscal year ended December 31, 2025, also accompanies these materials.
Sincerely yours,

JOHN R. SCANNELL	GUNNAR KLEVELAND
Chairman of the Board	President and Chief Executive Officer

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Notice of Annual Meeting of Stockholders

ALBANY INTERNATIONAL CORP.
325 Corporate Drive, Portsmouth, New Hampshire 03801
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 15, 2026
The Annual Meeting of Stockholders of Albany International Corp. will be held on Friday, May 15, 2026, at 9:00 a.m. Eastern Time, for the following purposes:
1.To elect eight Directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified;
2.to ratify the appointment of KPMG as our independent auditor;
3.to approve, by nonbinding advisory vote, executive compensation; and
4.to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the Annual Meeting. To be admitted to the Annual Meeting please visit https://meetnow.global/MRZ29JC. No password is needed. There is no physical location for the Annual Meeting.
If you are a registered holder of Company shares, please follow the instructions on your proxy card or Notice Regarding the Availability of Proxy Materials. If you hold your shares through an intermediary (i.e., a broker, bank or other financial institution), you must register in advance to attend, vote, and submit questions or comments online at the Annual Meeting. (See “Instructions/Q&A Section” beginning on page 77.)
Only stockholders of record at the close of business on March 20, 2026, will be entitled to vote at the Annual Meeting of Stockholders or any adjournment or adjournments thereof.
Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares at your earliest convenience by telephone, online, or by signing, dating, and returning a proxy card. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

April 2, 2026	JOSEPH M. GAUG
Secretary

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Table of Contents	5

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Summary of Shareholder Voting Matters	6

PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Albany International Corp. (“Albany International" or "the Company”), 325 Corporate Drive, Portsmouth, New Hampshire 03801, of proxies in the accompanying form for use at the Annual Meeting of Stockholders to be held on May 15, 2026, and at any adjournment or adjournments thereof.
Cautionary Note Regarding Forward-Looking Statements
This Proxy Statement and the documents incorporated or deemed to be incorporated by reference contain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding expectations, beliefs, business plans, changes to the Board of Directors, governance, and other statements that are not historical in nature. These statements are made on the basis of the Company's views and assumptions regarding future events and business performance and plans as of the time the statement are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations. Readers should not place undue reliance on forward-looking statements because forward-looking statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied by the forward-looking statements. A discussion of the risks, uncertainties, and other important factors is set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent filings with the Securities and Exchange Commission, including, among others, the Company's quarterly reports on form 10-Q.
SUMMARY OF SHAREHOLDER VOTING MATTERS

Item 1	Item 2	Item 3

Election of Directors	Ratification of Independent Auditors	Advisory Vote on Executive Compensation

BOARD VOTE RECOMMENDATION	BOARD VOTE RECOMMENDATION	BOARD VOTE RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES FOR ELECTION	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION

See page 19	See page 31	See page 65

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Summary of Shareholder Voting Matters	7

DIRECTOR NOMINEES

NAME	AGE	DIRECTOR SINCE	EXPERIENCE	COMMITTEE MEMBERSHIP	OTHER PUBLIC COMPANY BOARDS

John R. Scannell	62	2012	Former Chief Executive Officer of Moog, Inc.; current Chairman of the Board of Moog, Inc.	Compensation	Moog, Inc.
Katharine L. Plourde	74	2013	Former principal and analyst at investment banking firm Donaldson, Lufkin & Jenrette, Inc.	Governance (Chair), Audit
Kenneth W. Krueger	69	2016	Former interim President and Chief Executive Officer of Manitowoc Company, Inc.; former Chief Operating Officer of Bucyrus International, Inc.	Audit (Chair), Governance	Manitowoc Company, Inc., Douglas Dynamics, LLC
J. Michael McQuade	70	2020
Director, the Belfer Center for Science and International Affairs, Harvard University Kennedy School of Government; former strategic advisor to the President, Carnegie Mellon University; former Vice President for Research at Carnegie Mellon University; former Senior Vice President, Science & Technology at United Technologies Company
				Compensation (Chair), Governance
Christina M. Alvord	58	2022	Former President, Southern and Gulf Coast Division and Central Division, Vulcan Materials Company; former President, Middle River Aircraft Systems and Unison Industries (GE Aviation)	Compensation, Governance	Apogee Enterprises, Elevra Lithium Limited (formerly Piedmont Lithium)
Russell E. Toney	56	2022	President, Nortek Air Solutions; former President, Specialty Products Group, Dover Corporation	Compensation, Audit
Gunnar Kleveland	56	2023	President & Chief Executive Officer of Albany International Corp.; former President and Chief Executive Officer of Textron Specialized Vehicles Inc.; former President of TRU Simulation + Training Inc.
Bonnie C. Lind	67	2024	Former Sr. Vice President, CFO & Treasurer of Neenah Inc.; former Assistant Treasurer of Kimberly-Clark Corporation	Audit, Compensation	Hubbell Incorporated, Mission Produce

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Executive Summary	8

Executive Summary
Albany International is a global company built on proprietary industrial weaving technology and material science. The Company operates two complementary businesses: Machine Clothing and Engineered Composites, that apply advanced materials, process engineering, and deep customer collaboration to mission critical industrial and aerospace applications worldwide. With a long history of innovation and disciplined execution, Albany International generates strong cash flow while investing to support long-term growth and stakeholder returns.
■Machine Clothing (MC) is the Company's foundational business and a global leader in paper machine clothing and engineered fabrics. Serving every major paper grade and a range of adjacent industrial markets, the segment's products are essential to customers' operational efficiency, product quality, and sustainability goals. The business is supported by decades of technical expertise, a global manufacturing and service footprint, and deep, long-standing customer relationships.
■Engineered Composites (EC) is the Company's growth platform, extending the Company's weaving expertise into advanced aerospace and defense applications. The segment is a leading supplier of proprietary 3D woven composite components for next-generation aircraft that include commercial, defense and emerging platforms like engine, missile, space and ceramic matrix composites. Through continued investment in differentiated materials and processes, EC supports lighter, stronger, and more efficient solutions for customers operating in highly demanding environments and serves as a replacement for critical resource constrained materials like titanium.
Amid a complex operating environment and in response to discrete challenges, 2025 was a year of important transition for the Company. The Company took decisive actions to simplify its portfolio, further sharpen strategic focus, and strengthen the foundation for long-term value creation.
In EC, this included a heightened focus on our innovative 3D woven components, alongside a strategic reassessment of less differentiated assembly activities. In MC, we continued to drive innovation while optimizing our operating footprint and advancing integration efforts.
While these actions carried near-term impacts, we believe they position the Company to emerge as a more focused, integrated and resilient enterprise aligned squarely around our core competencies in industrial weaving technology and material science.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Executive Summary	9

BUSINESS HIGHLIGHTS

YEARS ENDED DECEMBER 31ST	2025	2024	2023
US $Million, except per share data

Net Sales	1,182.8	1,230.6	1,147.9
Operating Income	(36.1)	131.4	167.9
Net Income Attributable to the Company	(57.3)	87.6	111.1
Earnings Per Share – Basic	(1.94)	2.81	3.56
Earnings Per Share – Diluted	(1.94)	2.80	3.55
In 2025, we focused on execution to drive steady performance, while also taking decisive actions to address portfolio complexity and areas of elevated risk. We exited 2025 with a strong foundation, a world-class team, and industry leading products that solve complex, mission-critical problems for our customers. Across our businesses, we combine proprietary technologies, deep process expertise, and close customer collaboration to deliver unique solutions in demanding environments when performance and reliability matter most. This value proposition has translated into consistent cash generation, the ability to invest through cycles, and has supported a long track record of disciplined capital stewardship intended to support shareholder returns over time.
EC executed on its role as the Company's long-term growth platform in 2025, delivering underlying performance across its core technology portfolio while the Company took decisive actions to address legacy program risk. Underlying demand remained healthy throughout the year, across both commercial and defense markets. Operationally, we have positioned the segment to be more lean, focused and disciplined, fully aligning the portfolio around proprietary technologies and end markets where we hold a durable competitive advantage and see sustained long-term growth.
MC demonstrated the resilience and consistency that define its role as the foundation of the Company. Throughout the year, we continued to strengthen the segment's structural performance by rationalizing production across our global network, exiting lower-return and non-core activities, and aligning capacity more closely with end-market demand. These actions helped mitigate weaker volumes in Asia while preserving cash generation. Looking ahead, while some regional market conditions remain challenging, we believe the actions taken during 2025 have further strengthened the segment's cost structure, and its competitive position remains deeply anchored in proprietary product designs, deep application expertise, and a global service model that is tightly integrated with customer operations.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Executive Summary	10

CORPORATE GOVERNANCE HIGHLIGHTS
At Albany International we believe good corporate governance creates long-term value for our stockholders and strengthens our relationships with other stakeholders. We remain committed to best practice in corporate governance and as such our corporate governance practices are dynamic and reflect the Board’s continual review of emerging best practices and their impact and effectiveness.

INDEPENDENT OVERSIGHT	ACCOUNTABILITY

▪7 of 8 nominated Directors are independent
▪Non-executive Chairman
▪All independent committees
▪All members of the Audit Committee are financially literate and financial experts
▪Private executive session for all independent Directors during each regularly scheduled Board meeting

▪Annual Election of all Directors
▪Annual Board and Committee self-evaluations
▪Annual advisory vote on executive compensation
▪Stock ownership and retention guidelines
▪Prohibition on hedging, pledging and other transactions
▪Corporate Governance Guidelines with overboarding policy

94% attendance at Board meetings, 98% attendance at Committee meetings in 2025
CORPORATE SUSTAINABILITY HIGHLIGHTS
Our business is centered around driving success for our customers. Our products are designed for performance and consistency, while enabling our customers to meet their organizational goals around product performance, process efficiency, and product sustainability.
Our paper machine clothing products enable our paper-making customers to improve both resource and operating efficiency, reducing their environmental footprint and energy consumption. For example, energy is one of the top three cost components in the paper making process; our machine clothing solutions use innovative technologies to reduce the amount of heat energy required for paper production.
In aerospace, weight savings that drive fuel efficiency are essential for the industry to achieve its goals for sustainable aviation. This fundamental design goal has driven the increased use of lightweight composite structures in an ever-broadening sphere of aerospace applications. We have applied learnings from our 130 years of experience manufacturing machine clothing to pioneer 3D weaving technologies to manufacture our composite material. Structurally demanding applications such as next‑generation aircraft, spacecraft, missiles, and other advanced defense systems have traditionally depended on heavier metallic structures. Conventional laminated composites do not provide the structural performance, damage tolerance, or load‑bearing characteristics that 3D woven composites can deliver. Our proprietary 3D woven technology therefore enables a meaningful expansion of lightweight composite solutions as future aerospace and defense platforms are designed and built.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Executive Summary	11

Supporting customers through innovation and performance
We continue to innovate and remain focused on developing and bringing to market proprietary products aimed at improving the energy and resource efficiency needed for our customers’ products and their production processes.
And since many of our customers have Scope 3 emissions reduction goals, we focus on our own operational efficiency and emissions reduction as an integral part of our customers’ value chain.
Driving business value for Albany International
As a global manufacturer, energy is a significant expense for Albany International, and we strive to reduce energy consumption in our operations. As stated previously, this is critical to supporting our customers in their organizational sustainability goals, and it is also important for our own business strategy and operational resilience.
We are also committed to reducing waste, both from our own operations as well as our customers’, and we have a goal of zero waste to landfill by 2030 for our operations in the Americas and Europe. While many of our sites in Europe have already reached this milestone due to local regulations, we continue to look for opportunities to reduce waste generated across our operations and our products, also reducing disposal costs, and enabling resale of waste materials that have market value.
We partner with multiple third parties globally who recycle and reuse our scrap materials in other applications such as plastic furniture, textile yarn, and reinforced concrete, and we have engaged in several pilot programs through universities and start-ups to test new technologies to increase circularity and recycling for our products at the end of life. We believe further developing this capability provides a significant benefit for our business, our customers and partners.
Aligning with global frameworks for compliance and transparency
Compliance with global and local environmental regulation throughout our operations is a clear imperative both for our customers and for meeting our own organizational values and expectations. We have a robust global and local EHS and sustainability program to ensure we continue to evolve our operations in line with regulatory and customer requirements, managing risk and opportunity. This continuous evolution drives new insights for our business, and increasing reporting transparency provides the opportunity for greater comparability and collaboration across companies and industries.
A key element of our EHS and sustainability program is to identify material topics, including, where required, through assessment of double materiality, to identify areas for improvement, discover new opportunities, and drive value creation. This process also facilitates compliance and helps to articulate our unique stories of innovation and our value proposition.
Detailed information about our sustainability initiatives and accomplishments can be found in our Sustainability Reporting and other disclosures in the Sustainability section of our website: https://www.albint.com/sustainability.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Corporate Governance	12

Corporate Governance at Albany International
BOARD LEADERSHIP STRUCTURE
Since 2008, the Company has operated under a board leadership structure with the roles of Chief Executive Officer and Board Chair separated.
The Board of Directors expects the Chair of the Board to:
■Function as a liaison and independent conduit between the members of the Board and the Company’s Chief Executive Officer between meetings of the Board;
■Preside over meetings of, and provide leadership to, the non-management members of the Board; and
■Set Board meeting agendas, in cooperation with the Chief Executive Officer and Secretary.
Other responsibilities of the Board Chair are described in the Company’s Corporate Governance Guidelines. The Chair is also empowered to delegate some of these duties, in his or her discretion, to a Vice Chair. Currently there is no Vice Chair of the Board. The Board has found that having a non-management director function in this role, whether as a “lead director” or as Chair, facilitates communication, helps ensure that issues of concern to non-management directors are given an opportunity for discussion at meetings, and contributes generally to a more effective use of management and Board time. The Board also believes the current board leadership structure has served the Company well, allowing the Chief Executive Officer to devote his attention to the management of the Company. The Board engages in an annual self-evaluation process to determine whether the Board is discharging its responsibilities and operating effectively, and to consider changes in membership, structure, or process that could improve performance. While we believe that the current Board leadership structure is appropriate, it is possible that alternative Board leadership structures, including those that combine the offices of Chair and Chief Executive Officer, could be appropriate for the Company under different circumstances.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Corporate Governance	13

RISK OVERSIGHT

Board of Directors

The Board of Directors oversees the Company’s risk management processes.

Chief Executive Officer + Chief Financial Officer

The Company’s Chief Executive Officer and Chief Financial Officer review with the Board the most significant top-level enterprise risks facing the Company, and the processes by which the Company mitigates such risks.
■Review with the Board the most significant top-level enterprise risks facing the Company, and the processes by which the Company mitigates such risks.
■This review is supported by periodic (but no less than quarterly) formal reviews by senior management of all significant enterprise risks, facilitated by the Chief Financial Officer.
■The Board requests that management, from time to time, supplement these quarterly reviews with a more detailed analysis of one or more specific risks, selected by the Board, including related mitigation actions.
■The Board also reviews management’s annual operating plan and strategic plan to ensure that they are consistent with, and appropriately address, the Company’s risks and risk management processes.
■Although the Board oversees the Company’s risk management, day-to-day management of risk remains the responsibility of management.

Role of Other Committees in Risk Oversight.
Audit Committee

The Audit Committee periodically reviews the adequacy of the processes by which the Company handles risk assessment and risk management, and discusses such processes with management, the Company's internal audit function and the independent auditor.

Finance & Legal	Technology

The Audit Committee receives periodic reports from the Company’s finance department regarding liquidity and other financial risks; from the finance and internal audit function regarding internal control risks; and from the finance, legal, and internal audit departments regarding processes for addressing fraud, legal and compliance risks, and the adequacy of the Company’s disclosure controls and procedures. Each year, the Audit Committee also reviews the results of management’s annual fraud risk assessment.

It also regularly reviews and discusses cyber-security risks to the Company with the Company’s Chief Information Officer and the internal audit function, and reviews and discusses with senior management the risk factors disclosed by the Company in its periodic filings with the Securities and Exchange Commission (“SEC”) before such filings are made.

Compensation Committee

Each year, the Compensation Committee assesses compensation-related risks to the Company.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Corporate Governance	14

INSIDER TRADING
The Company has adopted an insider trading policy governing the purchase, sale, and/or other disposition of its securities by our directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to the Company. A copy of our Insider Trading Policy is filed as Exhibit 19 to the Company's Annual Report on Form 10-K for 2025. It is the Company's policy to comply with all applicable securities and state laws (including appropriate approvals by the Company's Board of Directors or appropriate committee, if required) when engaging in transactions in the Company's securities.
DIRECTOR INDEPENDENCE
The corporate governance standards of the NYSE (“NYSE Standards”) require that a majority of our Board consist of independent directors. In general, the NYSE Standards require that an independent director must have no material relationship with the Company, except as a director. Our Board reviews any business transactions and charitable relationships between the Company and each director to determine whether any such material relationship exists, and to evaluate whether there are any other facts or circumstances that might impact a determination of the independence of such director. Based on its review, our Board has determined that all existing and nominated Board members, other than President and CEO Gunnar Kleveland, are independent under the NYSE Standards. Our Board has appointed only independent directors to our Audit Committee, Compensation Committee and Governance Committee in accordance with the independence requirements set forth in NYSE Standards.
The Board of Directors has also determined that all of the members of the Audit Committee are independent under the separate independence standards set forth in SEC Rule 10A-3. The Board is not required to make this determination with respect to any other director, and it has not done so.
MEETING ATTENDANCE
The Board of Directors met 10 times in 2025. In the aggregate, the incumbent directors attended (in person or by video) at least 98% of the aggregate number of meetings of the Board and 98% of the committees of the Board on which he or she served. It is the policy of the Company that all persons who are candidates for election to the Board of Directors at an Annual Meeting of Stockholders should attend that meeting. All of the candidates for election to the Board of Directors who were also candidates in 2025 attended the 2025 Annual Meeting of Stockholders.
NON-MANAGEMENT DIRECTORS
Meetings of the “non-management” directors, as defined by the NYSE Standards, are regularly held at the conclusion of each regularly scheduled meeting of the Board. The current non-management directors are all of the directors other than Mr. Kleveland. Meetings of the non-management directors during 2025 were chaired by the Chair. The Chair also acts as a liaison between the directors and the Chief Executive Officer and facilitates communication among the directors. Interested persons may communicate with the Chair and the non-management directors by writing to: Chair, Albany International Corp., 325 Corporate Drive, Portsmouth, New Hampshire 03801.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Corporate Governance	15

BOARD COMMITTEES
The Board assigns responsibilities and delegates authority to its committees, which regularly report on their activities and actions to the Board. The Board has determined that each current member of each committee is “independent” within the meaning of the NYSE Standards and the Guidelines and meets any applicable additional committee-specific independence requirements. The standing committees of the Board of Directors are the Governance Committee, the Audit Committee, and the Compensation Committee. The purpose and principal responsibilities of each committee are summarized below and set forth in more detail in each committee’s written charter, which can be found in the Corporate Governance section of our website (www.albint.com).

GOVERNANCE COMMITTEE	Purpose: to provide leadership to the Board in the development and maintenance of an effective corporate governance structure and process

Members: Katharine L. Plourde, Chair Kenneth W. Krueger Mark J. Murphy J. Michael McQuade Christina M. Alvord
Principal Responsibilities:
▪reviews and recommends changes to the Company's Corporate Governance Guidelines and governance and management structure;
▪evaluates the effectiveness of the Board of Directors, its committees, and the individual directors;
▪recommends to the Board of Directors the persons to be nominated for election as directors;
▪reviews management succession planning; and
▪reviews with management the Company's Sustainability strategy, initiatives and policies.

Meetings in 2025: 4
Attendance: 95%
Directors Plourde, Krueger, Murphy, McQuade, and Alvord each served on the Governance Committee during all of 2025.
The Governance Committee considers, on an ongoing basis, the skills, background, and experience that should be represented on the Board of Directors and its committees, the performance of incumbent directors, the appropriate size of the Board of Directors, potential vacancies on the Board, and other factors relating to the efficacy of the Board. The Committee and the Board seek to maintain a group of Board members that, in the aggregate, possesses the skills, background, and experience necessary and desirable to address effectively the issues and challenges the Company will confront. The Board does not expect that any single member will possess all of these attributes, and therefore seeks to accomplish this by selecting candidates with diverse skills and backgrounds taking into consideration such factors as experience, diversity, and, for non-management directors, independence. The Committee discusses with the Board, at least annually, the various qualifications and skills that should be represented on the Board and its committees, taking into account the nature of the business and the objectives of the Company as they may evolve over time. The Committee also reviews, on an annual basis, the performance of the sitting members of the Board, and makes recommendations to the Board regarding those directors to be nominated for reelection by the stockholders.
The Governance Committee employs professional consultants for this purpose, and members of the Committee also communicate with knowledgeable persons on a continuing basis to identify potential candidates for Board membership. Any qualified potential candidates so identified are then discussed by

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Corporate Governance	16

the Committee and the Board, and if the potential candidate appears likely to be a substantial addition to the Board, he or she is then interviewed by members of the Committee and the Board. The Governance Committee then considers the reports of the interviews and other information that has been gathered and determines whether to recommend to the Board of Directors that the person be elected as a director. The Committee has retained the director search firm of G. Fleck/Board Services since 2011 to assist in identifying and evaluating potential Board members, and has, at times retained Korn Ferry, to supplement the work of G. Fleck/Board Services as needed.
Stockholders may send recommendations of persons to be considered by the Governance Committee for nomination for election as directors to: Chair, Governance Committee, Albany International Corp., 325 Corporate Drive, Portsmouth, New Hampshire 03801. Our Corporate Governance Guidelines, a copy of which is available at the Corporate Governance section of our website (www.albint.com), set forth criteria to be employed by the Governance Committee and the Board of Directors in determining whether a person is qualified to serve as a director of the Company. Recommendations by stockholders should include information relevant to these criteria. The Governance Committee will give consideration to persons recommended by stockholders in the same manner that it employs when considering recommendations from other sources.
All of the nominees for election as directors at the 2026 Annual Meeting are current Board members standing for election or reelection by the stockholders.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Corporate Governance	17

AUDIT COMMITTEE
Purpose: to assist the Board of Directors in fulfilling its oversight responsibilities in a number of key areas, including:
▪the integrity of our financial statements, financial reporting process, and internal controls;
▪the performance of our internal audit function;
▪our compliance with legal and regulatory requirements, including our disclosure controls and procedures; and
▪the annual independent audit of our financial statements, including the engagement of the independent auditor, and the evaluation of the independent auditor’s qualifications, independence and performance.

Members: Kenneth W. Krueger, Chair Katharine L. Plourde Mark J. Murphy Russell E. Toney Bonnie C. Lind
Principal Responsibilities:
▪reviews and discusses with management each quarterly earnings release, as well as other financial communications, and all quarterly reports on Form 10-Q or annual reports on Form 10-K;
▪after the completion of each annual audit, and before the filing of the Form 10-K, reviews and discusses with the independent auditors, the head of internal audit, and senior management, among other things: (1) any significant audit findings, and management’s responses to such findings, (2) any significant changes in audit scope, and (3) any difficulties encountered during the course of the audit;
▪periodically reviews and discusses with the independent auditor, management, and the head of the internal audit function, the acceptability and quality of our accounting policies, the clarity of our financial disclosures, and any weaknesses in our system of internal controls;
▪periodically reviews, evaluates and discusses with management the qualifications, performance and depth of the Company’s financial personnel; and
▪reviews with management the Company's strategy, initiatives and policies relating to cyber security.

Meetings in 2025: 8
Attendance: 100%
Directors Krueger, Plourde, Murphy, Toney, and Lind each served on the Audit Committee during all of 2025.
The Board of Directors has determined that none of the members of the Audit Committee has any relationship with the Company that impairs his or her independence, or that would preclude a determination of independence, and, on that basis, has determined that each of them is independent under the NYSE Standards as well as the additional requirements of SEC Rule 10A-3. In making this determination, the Board considered, after due inquiry, the lack of any transactions, relationships, or arrangements between the Company and each member of the Committee. The Board of Directors has also determined that each member of the Audit Committee is financially literate, and is a “financial expert” as that term is defined in Item 407 of Regulation S-K of the SEC. The Board of Directors believes that each of the current members of the Audit Committee is well qualified to perform the functions for which the Committee is responsible.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Corporate Governance	18

COMPENSATION COMMITTEE	Purpose: generally responsible for determining the compensation of the Company’s Directors, Chief Executive Officer and other senior executive officers of the Company

Members: J. Michael McQuade, Chair John R. Scannell Christina M. Alvord Russell E. Toney Bonnie C. Lind
Principal Responsibilities:
▪assists the Board of Directors in the creation and implementation of employee compensation, incentive, and benefit policies and plans;
▪administers (or oversees the administration by management of) pension and other employee benefit plans;
▪approves grants and awards under the Company's incentive plans; and
▪oversees the compliance of such programs and policies with applicable legal requirements.

Meetings in 2025: 4
Attendance: 100%
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Directors McQuade, Scannell, Alvord, Toney, and Lind all served on the Compensation Committee during all of 2025. No member of the Compensation Committee (i) is, or during 2025 was, an officer or employee of the Company or (ii) have or have had any other interlocking relationships requiring disclosure under applicable SEC rules, including Item 404 of Regulation S-K. None of our executive officers serve or, during fiscal 2025 served, as a member of a board of directors or compensation committee of any entity that has or, during 2025 had, one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Item 1 — Election of Directors	19

ITEM 1
Election of Directors

NAME	AGE	GENDER	POSITION	APPOINTED	NATIONAL ORIGIN
John R. Scannell	62	Male	Chair, Compensation	2012	Ireland
Katharine L. Plourde	74	Female	Governance (Chair), Audit	2013	USA
Kenneth W. Krueger	69	Male	Audit (Chair), Governance	2016	USA
J. Michael McQuade	70	Male	Compensation (Chair), Governance	2020	USA
Christina M. Alvord	58	Female	Compensation, Governance	2022	USA
Russell E. Toney	56	Male	Audit, Compensation	2022	USA
Gunnar Kleveland	56	Male	President & CEO	2023	Norway
Bonnie C. Lind	67	Female	Audit, Compensation	2024	USA
All of the members of the Board of Directors are elected annually to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Pursuant to our By Laws, the Board of Directors may increase or decrease the number of directors from time to time, but not to fewer than three. The Board of Directors has determined that, until further action by the Board, the number of directors of the Company, from and after the time of the 2026 Annual Meeting of Stockholders, shall be eight. Accordingly, the number of directors to be elected at the 2026 Annual Meeting of Stockholders is eight. The Board of Directors has nominated for election the eight persons listed below. All of the nominees are currently serving as directors. Unless otherwise specified on the proxy, the shares represented by a proxy in the accompanying form will be voted for the election of the eight persons listed below. If, at the time of the meeting, any nominee is unable, or for good cause unwilling, to serve, which event is not anticipated, the shares will be voted for a substitute nominee proposed by the Board of Directors, unless the Board reduces the number of directors. The biographical sketches of each nominee below highlight some of the specific experience, qualifications, attributes or skills that contributed to his or her selection by the Board.
Following consultation with Mr. Mark J. Murphy, the Board determined not to re-nominate Mr. Murphy at the Company's 2026 Annual Meeting of Stockholders due to the increasing demands of his other professional commitments. Mr. Murphy's term as a director will end at the 2026 Annual Meeting. The Company thanks Mr. Murphy for his distinguished service and valuable contributions during his seven years on the Board of Directors and wishes him continued success in his future endeavors. In connection with Mr. Murphy's departure, the Board has determined that, effective as of the 2026 Annual Meeting and until further action by the Board, the Company's Board of Directors will consist of eight members.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Item 1 — Election of Directors	20

JOHN R. SCANNELL

BOARD CHAIR

Age: 62 Director Since: 2012 Chair Since: 2024

John R. Scannell was appointed Chair in February 2024. Mr. Scannell also serves as Chair of Moog, Inc., a worldwide designer, manufacturer, and integrator of high-performance precision motion and fluid control systems for a broad range of applications. He has held that position since January 2014. Mr. Scannell served as Chief Executive Officer of Moog from 2011 until his retirement in 2023. Mr. Scannell began his career with Moog in 1990 as an Engineering Manager of Moog Ireland and later became Operations Manager of Moog GmbH in Germany. He became the General Manager of Moog Ireland, and moved to the Aircraft Group in East Aurora, New York, as the Boeing 787 Program Manager. He was subsequently named Moog's Director of Contracts and Pricing. Mr. Scannell was elected Vice President of Moog in 2005 and Chief Financial Officer in 2007, a position he held until December 2010, at which time he was appointed President and Chief Operating Officer. In December 2011, he was named Moog's Chief Executive Officer. Mr. Scannell has also served on the Boards of Buffalo Niagara Partnership and M&T Bank.
Mr. Scannell's range of management experience in engineering, operations management, contracts, and finance, along with his in-depth knowledge of aerospace markets, products, and technologies and prior board experience, make him highly qualified to serve as a director and Board Chair. His notable tenure at Moog, where he successfully drove innovation, further solidifies his capability to lead the Company as Chair. In addition to an MBA from Harvard Business School, Mr. Scannell holds BS and MS degrees in Electrical Engineering from University College Cork, Ireland.

KATHARINE L. PLOURDE

Age: 74 Director Since: 2013

Katharine L. Plourde is currently engaged in private investing and previously was a principal and analyst at the investment banking firm Donaldson, Lufkin & Jenrette. Ms. Plourde has a wide range of investment and financial services industry experience, including working on stock selection with institutional investors and on valuation and strategy with investment bankers. Ms. Plourde was named to the Institutional Investor Research Hall of Fame in 2011 to commend her work as an analyst.
Ms. Plourde has previously served as a Director of Pall Corporation, a global provider of filtration, separation and purification products and systems, and of OM Group Inc. (OMG), a provider of specialty chemicals, advanced materials and technologies. She served as Lead Independent Director of OMG and on the Audit Committees of OMG and Pall. Ms. Plourde has also served on the Board of Directors of Evercore Equity Fund, a mutual fund, since 2014.

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Ms. Plourde brings significant analytical and financial expertise to the Board in a number of critical areas, including investor relations, financial reporting, accounting, corporate finance, and capital markets. Her work with investors coupled with her expertise in specialty materials and chemicals makes her a valuable asset to the Board. Ms. Plourde's years of service on the Nominating and Governance Committees at Pall and OMG have also given her significant board governance experience, and contributed to her expertise on governance issues generally, making her highly qualified for her role as Chair of the Governance Committee.

KENNETH W. KRUEGER

Age: 69 Director Since: 2016

Kenneth W. Krueger is an experienced industrial manufacturing executive who currently serves as the Chairman of the Board of Manitowoc Company, Inc. He has been a member of the Manitowoc Board of Directors since 2004. From October 2015 until March 2016, he also served as Manitowoc's interim President and Chief Executive Officer. Mr. Krueger has also served as a director of Douglas Dynamics, Inc. since 2012, where he currently serves on the Audit, Compensation, and Nominating and Governance Committees.
Prior to October 2015, Mr. Krueger served as Chief Operating Officer of Bucyrus International, Inc., a global manufacturer of mining equipment, having previously served as Executive Vice President. Mr. Krueger also served as Senior Vice President and Chief Financial Officer of A.O. Smith Corp., a global manufacturer of water heating and treatment systems, and as Vice President, Finance and Planning for the Hydraulics, Semiconductor and Specialty Controls segment of Eaton Corporation. Mr. Krueger's experience as a Chief Operating Officer, Chief Executive Officer and Chairman of a public company, as well as other public company service, both on boards and as an executive, greatly enhances his value and contributions to our Board of Directors. Moreover, his prior experience as a CFO makes him particularly well suited to Chair the Audit Committee of the Board.

J. MICHAEL McQUADE

Age: 70 Director Since: 2020

J. Michael McQuade is Director of the Program on Emerging Technology, Scientific Advancement, and Global Policy at the Belfer Center for Science and International Affairs of the Harvard University Kennedy School of Government. Dr. McQuade is also a member of the Board of Trustees of Carnegie Mellon University. Previously, Dr. McQuade served as Strategic Advisor to the President, and Vice President for Research at Carnegie Mellon University. He served on the Defense Innovation Board of the United States Department of Defense from 2016 to 2021, the President's Council of Advisors on Science and Technology from 2013 to 2018, and the Secretary of Energy's Advisory Board from 2008 to 2016. He also served for more than a decade as Senior Vice President, Science & Technology at United Technologies

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Item 1 — Election of Directors	22

Company which, prior to its merger with Raytheon Technologies Company, was a diversified company with extensive aerospace operations. Dr. McQuade also held positions as Vice President, 3M Medical Business; President, Kodak Health Imaging Business; and Senior Vice President, Eastman Kodak. Dr. McQuade holds BS, MS, and PhD degrees in physics from Carnegie Mellon University.
Dr. McQuade's extensive background in research, technology and product development, operating and general management experience in large scale industries, and experience advising on policy and strategic direction for US government research investments, including operational incorporation of modern technology into Department of Defense applications, are valuable attributes for oversight of the Company’s research and development operations as well as its Albany Engineered Composites segment in particular, which seeks to grow as a key supplier to customers in the aerospace industry.

CHRISTINA M. ALVORD

Age: 58 Director Since: 2022

Christina M. Alvord is a proven and accomplished global P&L leader. After more than 20 years in executive leadership roles in industrial businesses, she now serves as an independent director on public company boards. From 2016 to 2021, Ms. Alvord served in various roles at Vulcan Materials Company, including President of two separate business units, Southern & Gulf Coast Division and Central Division. Ms. Alvord started at the General Electric Company in 2002 and held various technical and executive leadership positions at GE Aviation including President of Middle River Aircraft Systems, President of Unison Industries, and General Manager of the both the Turbine Airfoils Center of Excellence and Engine Component Repair. Ms. Alvord's prior experience also includes seven years at McKinsey and Company focusing on client strategy across a wide range of industries, providing a solid strategic background.
Ms. Alvord has been a public company director since 2020 and currently serves on the Board of Directors of Apogee Enterprises and Elevra Lithium Limited (formerly Piedmont Lithium). She holds a BS degree in Political Science, and a BS and MS degree in Mechanical Engineering, all from Massachusetts Institute of Technology, and an MBA from Harvard Business School.
Ms. Alvord's current experience on multiple boards, background as a leader of industrial businesses, valuable experience in design, engineering, and manufacturing across the global aerospace market, as well as deep operational and supply chain experience make her highly qualified to serve as a director of Albany International.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Item 1 — Election of Directors	23

RUSSELL E. TONEY

Age: 56 Director Since: 2022

Russell E. Toney is an experienced executive with broad experience across a number of disciplines and industries. He is currently President of Nortek Air Solutions, a leading manufacturer of custom air handling solutions for commercial, industrial and educational facilities. From 2018 to 2023 he was President, Specialty Products Group at Dover Corporation, a diversified global manufacturing company, after having served as Dover’s Senior Vice President, Global Sourcing, where he also had responsibility for its Global Innovation center.
Before joining Dover, Mr. Toney spent 13 years at General Electric Company where he held various sales and leadership positions in GE Plastics, as well as supply chain and commercial leadership roles in GE Energy. Prior to that, he was a strategy consultant with The Boston Consulting Group and worked in engineering and manufacturing roles at The Procter & Gamble Company. Mr. Toney holds a BS degree in Chemical Engineering from the University of Dayton and an MBA from the Darden Graduate School of Business Administration at the University of Virginia.
Mr. Toney's considerable experience driving revenue growth and profit improvement in global industrial manufacturing industries provides valuable insight as a director. His leadership skills, combined with his background in supply chain, engineering, sales and strategic consulting, are attributes that serve him well in this role. His broad functional expertise and extensive experience as a general manager make Mr. Toney highly qualified to serve as a director of Albany International.

GUNNAR KLEVELAND

Age: 56 Director Since: 2023

Gunnar Kleveland is a highly accomplished business leader with extensive expertise in the Aerospace and Defense sectors, complemented by his substantial experience managing intricate and diverse industrial portfolios. Since assuming the role of President and Chief Executive Officer at Albany International in September 2023, Mr. Kleveland has been instrumental in redefining the company's strategic trajectory. Prior to joining Albany International, Mr. Kleveland dedicated two decades to Textron, where he established a robust technical foundation in P&L leadership, operations, and supply chain management. He served as President and Chief Executive Officer of Textron Specialized Vehicles Inc., a prominent manufacturer of vehicle brands across the golf, industrial, powersports, and aviation sectors. He was also President of TRU Simulation + Training Inc., a company that builds aviation simulators for commercial, military, and private sectors as well as runs pilot training centers.
As Executive Vice President of Integrated Operations for Bell Helicopter Textron Inc., Mr. Kleveland oversaw comprehensive manufacturing operations and supply chain responsibilities for a $3.5 billion enterprise spanning civil and military markets. Before his tenure at Textron, Mr. Kleveland served for 15

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Item 1 — Election of Directors	24

years in the Royal Norwegian Air Force (RNoAF) as an officer and fighter pilot. In addition to a degree from the RNoAF Academy his academic credentials include a BS degree in Professional Aeronautics from Embry-Riddle Aeronautical University and an MBA from Midwestern State University in Texas. Furthermore, he has completed executive leadership programs at prestigious institutions such as Duke University, Thunderbird School of Global Management, and Michigan State University.
Mr. Kleveland's extensive international business and operational leadership experience, strategic vision, and proven ability to drive organizational growth render him a valuable asset to the Company and Board. His multilingual proficiency in English, Norwegian, Scandinavian languages, and German further augments his global leadership profile.

BONNIE C. LIND

Age: 67 Director Since: 2024

Bonnie C. Lind served as Sr. Vice President, Chief Financial Officer and Treasurer of Neenah Inc. following its divestiture from Kimberly-Clark Corporation in 2004, until her retirement in October 2020. Prior to that, Ms. Lind held a number of increasingly senior financial and operational positions within Kimberly-Clark Corporation, culminating in Assistant Treasurer. This extensive financial and paper industry experience provides valuable perspective and expertise for Ms. Lind's role on the Company's Board of Directors and her role on the Audit and Compensation Committees specifically.
Ms. Lind is currently a Director at Hubbell Incorporated, where she is Chair of its Audit Committee and a member of its Corporate Governance Committee. Ms. Lind is also a Director of Mission Produce, where she is Chair of the Audit Committee. She previously served on the Boards of US Silica, Federal Signal and Empire District Electric Company. Ms. Lind holds a Bachelor of Business Administration (Finance) degree with honors from the University of Georgia. Ms. Lind's financial and industry experience, coupled with significant board and committee experience at other public companies, make her highly qualified to serve on the Company's Board of Directors.
The table below summarizes the key experience, qualifications and attributes for each director nominee and highlights the balanced mix of experience, qualifications and attributes of the Board as a whole. This high-level summary is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Item 1 — Election of Directors	25

	Aerospace Experience	Manufacturing/Operations Experience	Public Company Board Experience	Senior Leadership Experience	Finance / Capital Allocation	International Experience	Government and Public Policy

John R. Scannell	•	•	•	•	•	•
Katharine L. Plourde			•		•	•
Kenneth W. Krueger		•	•	•	•	•
J. Michael McQuade	•	•		•		•	•
Christina M. Alvord	•	•	•	•	•	•	•
Russell E. Toney	•			•	•	•
Gunnar Kleveland	•	•		•	•	•
Bonnie C. Lind		•	•	•	•	•

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Item 1 — Election of Directors	26

DIRECTOR DEMOGRAPHICS
Tenure
Age

Item 1

Election of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES FOR ELECTION

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Director Compensation	27

DIRECTOR COMPENSATION
It is the goal of the Company to set directors' fees at a competitive level that will enable the Company to attract and retain talented, well-qualified directors. Effective January 2024, the Board, upon the recommendation of the Compensation Committee, and based on benchmark data provided by compensation consultant Pearl Meyer & Partners, approved the following compensation for directors:

Annual Cash Retainer	$85,000
Additional Annual Cash Retainer for Chair of the Board	$100,000
Additional Annual Cash Retainer for Vice Chair of the Board	$35,000
Additional Annual Cash Retainer for Audit Committee Chair	$22,000
Additional Annual Cash Retainer for Compensation Committee Chair	$15,000
Additional Annual Cash Retainer for Governance Committee Chair	$12,000
Additional Annual Cash Retainer for Audit Committee Member	$12,000
Additional Annual Cash Retainer for Compensation Committee Member	$7,500
Additional Annual Cash Retainer for Governance Committee Member	$7,000
Annual Equity Grant in the form of Class A Common Stock	$135,000
Effective January 2026, the Board, upon the recommendation of the Compensation Committee, and based on benchmark data provided by compensation consultant Pearl Meyer & Partners, approved an increase to directors’ annual equity grants in the amount of $10,000. Directors serving for only a portion of the year receive a pro-rated portion of their applicable compensation. Cash retainer fees are paid in four equal quarterly installments; the annual equity grant is paid shortly after the date of the Annual Meeting of Stockholders to each member who served on the Board during the year in which the meeting was held. A director whose final term ends at the Annual Meeting, or any director first elected at the Annual Meeting, receives one-half of the share retainer; directors elected otherwise than at an Annual Meeting receive a pro-rated portion of the equity grant at the time of appointment.
Pursuant to the Directors’ Annual Retainer Plan, Directors may elect to receive any or all of the unpaid cash portion of their annual cash retainer (up to an additional $85,000) in stock. Directors may also elect to defer all or a portion of the stock issuable under their annual equity grant on or prior to December 31 of the year preceding the grant. Deferred stock is awarded pursuant to a Restricted Stock Unit Award Agreement under the 2023 Long Term Incentive Plan ("2023 Incentive Plan"). A deferred restricted stock unit account is established and maintained for each director who makes such an election and any issuance of shares of stock or distributions that are subject to such deferral are issued, settled, or paid pursuant to the director's deferral election.
All directors are reimbursed for expenses incurred in connection with such services. In addition, the Company provides travel and liability insurance to all directors.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Director Compensation	28

Director Pension. Each person who was a member of the Board of Directors on January 12, 2005, who was elected as a director prior to August 9, 2000, and who is not eligible to receive a pension under any other Company retirement program is, following (i) the termination of his or her service as a director and (ii) the attainment by such director of the age of 65, entitled to receive an annual pension in the amount of $20,000, payable in quarterly installments until the earlier of (a) the expiration of a period equal to the number of full years that such person served as a director prior to May 31, 2001, or (b) the death of such person. None of the Company's director nominees are eligible for a pension.
Share Ownership Guidelines. The Board has adopted share ownership guidelines for its members. Under these guidelines, directors are generally expected to retain ownership of shares of Common Stock equal to three (3) times their annual cash and stock retainer.
Meeting and Other Fees. Effective January 1, 2024, directors receive a payment of $1,500 for each day that the director is engaged in Company business (other than attendance at Board or Committee meetings) at the request of the Chairman of the Board, the CEO or a Committee Chair.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Director Compensation	29

Director 2025 Compensation Earned

NAME	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Deferred Compensation Earnings ($)	All Other Compensation	TOTAL ($)

John R. Scannell	192,548	134,952	—	—	—	—	327,500
Katharine L. Plourde	109,048	134,952	—	—	—	—	244,000
Kenneth W. Krueger	114,048	134,952	—	—	—	—	249,000
Mark J. Murphy	104,048	134,952	—	—	—	—	239,000
J. Michael McQuade	22,055	219,945	—	—	—	—	242,000
Christina M. Alvord	99,548	134,952	—	—	—	—	234,500
Russell E. Toney	104,548	134,952	—	—	—	—	239,500
Bonnie C. Lind	104,548	134,952	—	—	—	—	239,500
1 As these are payments of shares, and not stock “awards,” there are no amounts deemed “outstanding” at the end of 2025.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Audit Committee Report	30

Audit Committee Report
The Audit Committee has provided the following report:
The Audit Committee has reviewed and discussed with management and the independent auditors, KPMG LLP (“KPMG”), the financial statements for 2025, including management’s report with respect to internal control over financial reporting. The Audit Committee has discussed with KPMG the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) and has received from KPMG the written disclosures and the communications relating to KPMG’s independence required by PCAOB rules. The Audit Committee has discussed with KPMG its independence, and has considered whether the provision by KPMG of the services referred to below under “RATIFICATION OF INDEPENDENT AUDITORS” is compatible with maintaining the independence of KPMG.
Based on the foregoing discussions and review, the Audit Committee recommended to the Board of Directors that the audited statements for 2025 be included in the Company’s Annual Report on Form 10-K for 2025 filed with the Securities and Exchange Commission.
The financial reporting process of the Company, including the system of internal controls and the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, is the responsibility of the Company’s management. The Company’s independent auditors (KPMG) are responsible for auditing the Company’s financial statements and internal controls over financial reporting. The Audit Committee monitors and reviews these processes. As required by the NYSE Standards, the Board of Directors has determined that, in their judgment, all of the members of the Audit Committee are financially literate, and are “financial experts” as such term is defined in Item 407 of Regulation S-K of the SEC, and have “accounting or related financial management expertise.” The members of the Audit Committee are not employees of the Company and do not represent themselves as experts in the field of accounting or auditing.
The Charter of the Audit Committee provides that the members of the Committee are entitled to rely, and they do rely, on advice, information, and representations that they receive from the independent auditors, management, and the head of the Company’s Internal Audit function. Accordingly, the review, discussions, and communications conducted by the Audit Committee do not assure that the financial statements of the Company are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, or that the Company’s independent auditors are, in fact, “independent.”

The Audit Committee:

Kenneth W. Krueger, Chair

Katharine L. Plourde

Mark J. Murphy

Russell E. Toney

Bonnie C. Lind

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Item 2 — Ratification of Independent Auditors	31

ITEM 2
Ratification of Independent Auditors
The Audit Committee appointed KPMG as auditors of the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and to perform the reviews of the financial statements to be included in our quarterly reports on Form 10-Q during that period.
As stated in the Audit Committee Report above, the Audit Committee has received the communications related to KPMG’s independence required by applicable PCAOB rules, has discussed with KPMG its independence, and has considered whether the provision of the services referred to below under “All Other Fees” is compatible with maintaining the independence of KPMG. In accordance with its charter, the Committee has also reviewed KPMG’s report describing (1) its internal quality-control procedures, (2) any material issues raised in any recent internal review, peer review, or review by any government or professional authorities (such as the PCAOB) of one or more independent audits conducted by KPMG, and (3) any steps taken by KPMG to deal with any issues raised in such reviews.
Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to appoint, terminate, oversee and evaluate the performance of the Company’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of KPMG for ratification by stockholders as a matter of good corporate practice. The affirmative vote of holders of a majority of the votes entitled to be cast at the meeting by the shares present in person or by proxy is required to approve the ratification of the selection of KPMG as the Company’s independent auditor. A representative from KPMG is expected to be present at the meeting, will be given the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.
The Audit Committee has taken action to appoint KPMG as auditors to audit the financial statements to be included in our Annual Report on Form 10-K for the year ending December 31, 2026. The Audit Committee also reserves the right to appoint, reappoint, retain, or replace our auditors at any time, even after an appointment has been ratified by the stockholders. The stockholder vote on this proposal is advisory and nonbinding and serves only as a recommendation to the Board of Directors. If the stockholders do not ratify the appointment of our auditors, the Audit Committee will consider such voting results with respect to any appointment.
AUDIT FEES
The aggregate fees billed by or agreed to with KPMG for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Forms 10-Q, and services in connection with statutory and regulatory filings or engagements were $3,818,000 in 2025 and $3,808,000 in 2024.
AUDIT-RELATED FEES
The aggregate fees billed by KPMG for assurance or related services reasonably related to the performance of the audit or review of the Company’s annual financial statements, including benefit plans, were $319,167 in 2025 and $126,285 in 2024. The 2025 services primarily included audits of employee

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Item 2 — Ratification of Independent Auditors	32

benefit plans, statutory and regulatory attestation services in certain international jurisdictions, and advisory services related to internal controls and systems in connection with significant enterprise system implementations. KPMG also billed $307,745 in 2024 for services related to the evaluation of strategic opportunities.
TAX FEES
The aggregate fees billed by KPMG for tax compliance, tax advice, and tax planning were $94,501 in 2025 and $11,566 in 2024.
PREAPPROVAL POLICY
It is the responsibility of the Company’s Audit Committee to approve all audit and non-audit services to be performed by the independent auditors, such approval to take place in advance of such services when required by law, regulation, or rule.
The Chair of the Audit Committee is permitted to preapprove any engagement of the independent auditor for services that could be properly preapproved by the Committee, provided that the anticipated fees with respect to the services so preapproved do not exceed $100,000. The Chair is required to report such preapprovals at the next regular meeting of the Committee.
The Audit Committee is required to preapprove each engagement of the independent auditor not preapproved by the Chair of the Committee. Each such preapproval must describe the particular service to be rendered. No preapproval may be given for any service that would cause the independent auditor to be considered not independent under applicable laws and regulations, and the independent auditor is requested to confirm that such service will not compromise its independence as part of the preapproval process.
With respect to the engagement of the independent auditor to provide routine and recurring audit-related tax and other non-audit services, preapproval of the Audit Committee may take the form of approval of a schedule describing such services in reasonable detail and specifying an annual monetary limit. Each audit or non-audit service shall be reflected in a written engagement letter or other writing. In connection with the provision of permitted tax services, the independent auditor is required to, among other things, provide a written description of the services and discuss their impact on the auditor’s independence.
None of the 2024 or 2025 services described above was approved by the Audit Committee or its Chair pursuant to 17 CFR 210.2-01(c)(7)(i)(C), which permits the waiver of preapproval requirements in connection with the provision of certain non-audit services.

Item 2

Ratification of Independent Auditors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Item 2 — Ratification of Independent Auditors	33

OTHER AUDIT COMMITTEE MATTERS
As part of its oversight of our internal audit function, the Audit Committee reviews and approves the annual internal audit plan, and reviews, at least quarterly, the reports and findings of plan activities with the head of the department, senior management and the independent auditor. The Committee also evaluates the performance of the department at least annually, with input from management and the independent auditor.
The Audit Committee has established procedures for the receipt, retention and treatment of communications (including anonymous communications) relating to questionable accounting, auditing or internal control matters, violations of laws or regulations to which the Company is subject, or violations of the Company’s Business Ethics Policy or Code of Ethics for the Company’s Chief Executive Officer, Chief Financial Officer or Controller. Our Business Ethics Policy describes various means by which such communications may be reported (see “Available Information” on page 74.) The Committee has direct access to any complaints made to the Company’s whistleblower hotline that relate to accounting, auditing, internal controls, or alleged violations of the Business Ethics Policy, and oversees the investigation and resolution of all such complaints by the Company’s Legal Department and compliance function. The Committee also serves as the Company’s “Qualified Legal Compliance Committee” pursuant to the rules of the Securities and Exchange Commission with respect to Section 307 of the Sarbanes-Oxley Act, and is responsible for the review and resolution of all reports of “material violations” subject to Section 307. The Committee is also charged with reviewing any complaints or concerns relating to accounting, auditing, or internal controls matters that are communicated to the Chair of the Committee pursuant to the Company’s “up-the-ladder” reporting process for responding to such communications. The Committee is also responsible for evaluating all related-party transactions, and for recommending to the Board whether any such transaction should be ratified or approved.
The Audit Committee is solely responsible, in accordance with the NYSE Standards, for the appointment of our independent auditors. The Committee is also responsible for the evaluation of the independence, performance and qualifications of our independent auditors, and reviewing and approving their compensation. (See “RATIFICATION OF INDEPENDENT AUDITORS” on page 31.)
CERTAIN BUSINESS RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The Company has adopted a written policy requiring review of relationships and transactions in which directors, director nominees, executive officers or greater than 5% shareholders, or members of their immediate families or persons sharing their households, are participants, in order to determine whether such persons have a direct or indirect material interest ("Related Party Transactions"). The Company’s Legal Department is responsible for developing and implementing processes and controls designed to obtain information relating to any such relationship or transaction, and for determining whether disclosure of such relationships or transactions is required. The Audit Committee of the Board of Directors is responsible for reviewing such information and making recommendations to the disinterested members of the Board regarding the ratification or approval of such relationships or transactions. As set forth in the policy, the Audit Committee considers each transaction in light of relevant factors, including any benefits to the Company, whether the terms are arm’s-length and in the ordinary course, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction, and such other facts and circumstances as may bear on the materiality of the transaction or relationship. No director may participate in the review, ratification, or approval of any transaction in which such director has an interest. There were no Related Party Transactions since January 1, 2025.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Compensation Committee Report	34

Compensation Committee Report
The Compensation Committee has provided the following report:
The Compensation Committee of the Board of Directors has reviewed with management of the Company the Compensation Discussion and Analysis set forth in this proxy statement. Based on such review, the Committee has approved it, and has recommended to the Board of Directors that it be included by reference in the Company’s Annual Report on Form 10-K and this proxy statement.

J. Michael McQuade, Chair

John R. Scannell

Christina M. Alvord

Russell E. Toney

Bonnie C. Lind

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Compensation Discussion and Analysis	35

Compensation Discussion and Analysis
EXECUTIVE SUMMARY
This portion of our Proxy Statement describes the 2025 executive compensation program and reports on the compensation earned by and paid to the Company's “named executive officers” in 2025. For 2025, our named executive officers (or “NEOs”), as that term is defined in applicable SEC regulations, were:
■President and CEO Gunnar Kleveland;
■Executive Vice President and Chief Financial Officer Willard Station;
■Former Executive Vice President and Chief Financial Officer Robert D. Starr;
■Former Interim Chief Financial Officer Jairaj Chetnani;
■President — Machine Clothing Merle Stein;
■President — Albany Engineered Composites Christopher Stone; and
■Senior Vice President, General Counsel & Secretary Joseph M. Gaug.
Following the same format of prior years, the discussion is presented in three parts. The first part sets forth the compensation philosophy and objectives of the Compensation Committee (the “Committee”), identifies the different elements of compensation, describes the structure of the 2025 compensation program, and explains the various matters taken into consideration by the Committee when adopting compensation policies or making compensation decisions. The second part reports the compensation earned by our NEOs based on the Company's 2025 performance. The final part sets out the 2025 compensation actually earned by, awarded to, or available to the NEOs in the tables prescribed by SEC regulations. The tables and related disclosures responding to the SEC's mandated "Pay versus Performance" disclosure rule are set forth later in this proxy statement.

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PART I - Overview
Compensation Philosophy and Objectives
The Committee strongly believes in pay for performance.
The principal objectives of the Company's executive compensation program are to:
■Enable the Company to attract and retain talented, well-qualified, experienced, and highly motivated executives whose performance will substantially enhance the Company’s performance;
■Reinforce the Company’s strategic objectives and core values;
■Align executive pay results with the Company’s performance results both in terms of short-term financial performance and long-term shareholder value creation, while not encouraging excessive risk taking; and
■Reflect sound governance principles and best practices.
To further these objectives, the Company:
■Targets total direct compensation opportunities near the market median, with other relevant factors also being considered when making pay determinations (e.g., experience, growth potential, internal equity, succession planning, etc.);
■Provides a higher portion of target total compensation in the form of variable incentives than fixed base salary, such that actual compensation earned by our executives increases or decreases based on Company performance and shareholder value;
■Utilizes both short-term and long-term incentives to appropriately balance the achievement of annual operating plans, multi-year financial objectives, and long-term shareholder value creation;
■Evaluates performance measures, weights, and goals annually to ensure alignment with the Company’s business strategy and performance expectations, which evolve as the operating environment and business mix change; and
■Denominates and settles long-term incentive awards in Company stock and requires executives to achieve and maintain a minimum level of stock ownership and prohibit the selling of shares (net of taxes) until the minimum ownership level is attained.

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ELEMENTS OF COMPENSATION
The Company's executive compensation program incorporates several components of compensation. Not every component need be granted, or made available, to all executives. Flexibility in the use of each discrete component provides the Committee the ability to adjust to changes in market conditions and for performance. This flexibility is evidenced in the Committee's practice of adjusting the allocation between long- and short-term compensation, and in its varying use of cash and non-cash elements. In 2025, the principal components of the executive compensation program are summarized and described in more detail below.
KEY ELEMENTS OF COMPENSATION
■Annual Base Salary — Core cash portion of compensation.
■Short-Term Incentive (STI) Plan — Annual cash incentive bonuses.
■Long-Term Incentive (LTI) Plan — Stock-based awards to reward performance.
Base Salary
Annual base salary constitutes the core cash portion of the compensation for every member of management, including the Company's NEOs. In determining the appropriate amount to be established as base salary, the Committee considers benchmarking data, the NEO's past performance, his or her individual importance to the Company, and internal equity.
Short-Term Incentive Plan
The Short-Term Incentive Plan (previously separately known as the "APP Performance Award" and the "Annual Incentive Plan") offers annual cash bonuses to the CEO and his direct reports (the "Senior Leadership Team"), including the NEOs, and about 400 other executives and managers. The Senior Leadership Team receives Annual Performance Plan (APP) Awards, while others receive Annual Incentive Plan (AIP) Awards, all governed by the Company’s 2023 Incentive Plan to reward performance.
APP Awards are determined by the Committee based on alignment with business goals, input from executive compensation consultants, award history, and overall compensation strategy. Bonuses are typically calculated using Company, business unit, and/or individual performance against yearly targets, with target opportunities set as a percentage of base salary. For executives and managers who are not members of the Senior Leadership Team, awards under the AIP are determined based on achievement against pre-established company and business performance metrics, with individual target opportunities expressed as a percentage of base salary and payouts subject to applicable threshold, target, and maximum performance levels.
Under the STI Plan, recipients can earn between 0% and 200% of their target bonus depending on performance against established goals. Performance is reviewed and certified, and payouts are made the following March. Bonuses are paid at target only if appropriate performance levels are met; lower or higher payouts are made if performance is below or above target, respectively. Threshold and maximum performance levels are based on the annual operating plan approved by the Board of Directors.

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Long-Term Incentive Plan
The Long-Term Incentive Plan (previously referred to as the "MPP Performance Award") is a stock-based incentive plan that currently consists of two award types - Restricted Stock Units (RSUs) and Performance Stock Units (PSUs), both governed by the Company's 2023 Incentive Plan. The RSUs vest ratably over three years from the grant date and are settled in stock following vesting. The PSUs are earned at the end of a three-year performance period based on actual results against pre-set goals. The payout opportunity range on PSUs is between 0% and 200% of the target award based on actual Company performance. The metrics to measure performance under the performance stock component of the LTI Plan were modified in 2025 from 100% adjusted EBITDA to one-third each for adjusted EBITDA, return on invested capital (ROIC), and relative total shareholder return (rTSR) to better align the compensation program with the Company's long-term strategic objectives. Once determined, PSU awards are settled in full in stock in the March immediately following the end of the three-year performance period.
The performance period for the long-term performance incentive awards granted in 2025 runs from January 1, 2025 through December 31, 2027.
When establishing performance goals for all performance-based incentive compensation programs, the Committee intends that there be a rather high probability that threshold levels will be met, and a rather low probability that maximum levels will be met. The performance measurement metrics and goals for the 2025 performance-based incentive compensation program were drawn from the annual operating plan approved by the Board of Directors for 2025.
Performance Phantom Stock
The Company's Performance Phantom Stock Plan (the “Performance Phantom Stock Plan”), a cash-based plan with a one-year performance period, was discontinued in 2025. Participants were transitioned into the equity-based Long-Term Incentive Plan, which features a three-year performance period.
Other Plans and Programs
In addition to the foregoing, the Company maintains a tax-qualified 401(k) defined contribution plan (the "401(k) Plan") in which all U.S. employees are generally eligible to participate, including our NEOs. Under the 401(k) Plan, a participant is entitled to contribute up to 100% of his or her income (subject to IRS-imposed limitations). The Company will match contributions made by the employee under the 401(k) Plan, up to a maximum of 5% of the employee's pre-tax income. The Company also maintains a profit-sharing plan for all eligible U.S. employees, including our NEOs. Under the profit-sharing plan, the Company makes an additional, discretionary profit-sharing contribution to the accounts of participants in the 401(k) Plan. The amount of the Company's contribution is generally determined using a formula similar to the one used to determine the Company CEO's performance under his annual APP Performance Award. The actual amount is determined by the Committee in its sole discretion, and typically amounts to between 2% and 3% of each participant's annual salary. Beginning in 2024, the Committee set a minimum of 2% and maximum of 5% for the Company's profit-sharing contribution. The contributions are made in cash and allocated to investments chosen by plan participants.

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SHAREHOLDER “SAY ON PAY”
For 2025, the Committee once again implemented the same compensation program structure it has used since 2010. Although the results of the 2025 “say on pay” vote were not available when the Committee was adopting the 2025 compensation program in February 2025, voting results from prior years had a significant impact on that decision. When the vote was eventually held in 2025, the votes for approval represented 94.74% of the votes cast.
ROLES IN STRUCTURING COMPENSATION
The Role of Compensation Committee
The Committee is responsible for reviewing and approving compensation for all of the Company's executive officers. The Committee considers, adopts, reviews, and revises the various compensation plans, programs and guidelines, and reviews and determines all components of each executive officer’s compensation. The Committee also reports to, and receives feedback from, the full Board of Directors each quarter. With respect to CEO compensation, the determination of the Committee reflects advice and input from the full Board of Directors and takes into account the full Board’s assessment of CEO performance.
The Role of Consultants and Advisors
The Committee’s Charter charges the Committee with the responsibility to obtain advice and assistance from outside legal or other advisers or consultants as the Committee may from time to time deem appropriate, and to determine the compensation and other terms of service of such advisers and consultants. The Committee has exclusive power to select, retain, and terminate the services of any such advisers or consultants to assist in evaluating the compensation of the CEO or senior executives, and sole power to determine the compensation and other terms of service of such consultants. The Committee's Charter provides that the Company shall provide for the payment of fees and compensation to any advisers or consultants so employed by the Committee.
The Role of the Compensation Consultant
The Committee retains Pearl Meyer & Partners (“Pearl Meyer”) as an executive compensation consultant to provide benchmarking and comparative compensation analysis. Pearl Meyer's findings and recommendations form part of the basis used in the ongoing review and design of the Company's compensation programs. Their analysis is now performed bi-annually in the case of the Company's CEO, CFO and business unit Presidents, and periodically with respect to other members of the Senior Leadership Team. Analyses completed by Pearl Meyer in early 2025 were considered by the Committee when establishing 2025 total direct compensation targets and base salary increases.
The Role of Executive Officers
The Committee's Charter provides that input from management is expected, and in some instances required, in connection with the Committee's exercise of its responsibilities. Company management does make recommendations to the Committee from time to time regarding the elimination or modification of existing benefit plans, or the adoption of new plans. In addition, although the Committee has traditionally been responsible for reviewing and approving salary ranges for senior management, such ranges and changes are typically proposed to the Committee by the Company’s CEO after consultation with personnel from the Company’s Human Resources function and the Committee's executive compensation consultant.

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OTHER COMPENSATION POLICIES AND CONSIDERATIONS
Timing of Awards and Grants
Base salary increases are determined by the Committee at its first meeting after completion of the fiscal year when all relevant data is available. This meeting typically occurs in February, with increases becoming effective in April. The Committee also typically approves MPP payouts, new LTI grants, annual cash incentive bonus payouts for the prior year and targets for the current year, and the amount of the Company's profit-sharing contribution at this meeting.
Stock Option Granting Practices
The Company did not grant awards of stock options, stock appreciation rights or similar option-like instruments during fiscal year 2025. Furthermore, the Company does not schedule its equity grants in anticipation of the release of material, non-public information ("MNPI"), nor does the Company time the release of MNPI based on equity grant dates for the purpose of affecting the value of executive compensation.
The Effect of Prior or Accumulated Compensation
When considering each element of compensation, the Committee reviews historic compensation summaries for each NEO. These summaries show all material elements of annual and long-term compensation actually earned by each executive in the immediate prior year and, depending on the executive's length of service, several years prior thereto. They also show the outstanding balances of RSU or Phantom Stock grants and any other equity-based awards, and the unrealized gains on those balances. The Committee considers this information before approving new Performance Awards, base salary increases, or final annual cash incentive bonuses for the prior year. These summaries are used to determine how effectively past compensation practices satisfy the Committee's objectives.
Although these summaries provide insight into an NEO's accumulated compensation, it is the Committee's view that neither the historical data nor any perceived wealth accumulation justifies a change in either the Committee's current compensation philosophy or the elements of compensation employed. It is the Committee's belief that an executive's accumulated compensation is the result of his or her achievement of a series of objectives over time. Furthermore, it is the Company's view that the effect of such accumulated compensation is not sufficient to call into question the Committee's objective of compensating individuals based on their individual importance to the Company in achieving strategic objectives. The Committee views “realizable” future compensation as having been earned by the NEO based on past employment and performance. As a result, such “realizable” future compensation has generally had little, if any, bearing on the amount or timing of new compensation approved or awarded. The Committee does not believe that the compensation paid to its NEOs, or any individual element of that compensation, is lavish or extraordinary.
Independence of Compensation Consultant and Identity of Benchmarking Group
For its 2025 benchmarking and comparative compensation analysis, the Committee again retained the services of Pearl Meyer. The Committee has used the services of Pearl Meyer since 2010. In 2024, Pearl Meyer invoiced $158,973 for services including benchmarking and comparative compensation analysis; however, only $49,360 was paid during the year.2 In 2025, Pearl Meyer invoiced $153,611 for services including peer, director and executive compensation studies, assistance with preparation of the annual Proxy Statement, and related advisory services, while total payments made during 2025 were $256,999, reflecting payment of $111,812 in outstanding 2024 invoices. The Committee routinely assesses the
2 This amount included $2,200 attributable to a 2023 invoice.

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independence of Pearl Meyer using criteria established by the New York Stock Exchange and has consistently determined them to be independent.
The Committee reviews and approves the Company’s peer group for compensation benchmarking purposes every other year, with the assistance of Pearl Meyer. For 2025, Pearl Meyer benchmarked individual compensation against a peer group of companies approved by the Committee in 2023. The peer group consisted of 19 publicly-traded U.S. companies in the same or related industries with comparable revenues, employees, and international operations.
In 2025, Pearl Meyer developed a revised peer group based on multiple objective criteria, including peer group median statistics for revenue, EBITDA, market capitalization, and enterprise value; industry relevance to both the Company’s Machine Clothing and Albany Engineered Composites businesses; and a preference for companies with diversified, multi‑business operating models. As part of this review, the Committee approved the removal of Teledyne Technologies Incorporated, HEICO Corporation, Barnes Group, Inc., Kaman Corporation, Triumph Group, Inc., SPX FLOW, Inc.3, and the addition of Mueller Water Products, Inc., Helios Technologies, Inc., Ducommun Incorporated, and Standex International Corporation.
The Committee approved the new peer group in May 2025, following its determination of 2025 compensation. This peer group will be used to benchmark compensation awards for 2026 and thereafter and consists of the following companies: Woodward, Inc.; Curtiss-Wright Corporation; BWX Technologies, Inc.; Nordson Corporation; Graco, Inc.; Franklin Electric Co., Inc.; SPX Technologies, Inc.; Hexcel Corporation; Mueller Water Products, Inc.; ESCO Technologies, Inc.; Kadant Inc.; Enpro, Inc.; TriMas Corporation; Mercury Systems, Inc.; Helios Technologies, Inc.; Ducommun Incorporated; and Standex International Corporation.
Representatives from Pearl Meyer communicate directly with members of management as needed, including the Company's CEO and personnel from the Human Resources function, with the acknowledgement and encouragement of the Committee. However, the consultant is retained by, instructed by, serves for, and reports to the Committee, and its main point of contact remains the Chair of the Committee. Notwithstanding the use of a compensation consultant, the Committee is ultimately responsible for all compensation matters.
The Impact of Accounting or Tax Considerations
When confronted with a choice between two comparable forms of compensation, the Committee has in the past favored the form with the lower tax cost (to the employee and/or the Company), more favorable accounting treatment, or more favorable impact on the Company's borrowing cost pursuant to its primary revolving credit facility.
Equity Ownership Requirements or Guidelines
The Company's Board of Directors has adopted stock ownership guidelines for the Company's CEO and all other NEOs. Those guidelines provide that the CEO is expected to own and hold shares of the Company's Common Stock equal in value to five times current base salary. The other NEOs are expected to own and hold shares equal in value to two times their base salary. There is no deadline by which these targets should be attained, but at any time that the value of one's holdings is less than his or her target, he or she will be expected to retain, in addition to all shares already owned, (1) all shares acquired upon the exercise of any stock options, and (2) all shares received upon a distribution of shares pursuant to the terms of any Performance Award (in each case, net of shares used, if any, to satisfy the exercise price, taxes, or commissions). Messrs. Kleveland, Station, Stein, Stone, and Gaug had not reached the applicable guideline by the end of 2025. The Committee does not believe that adoption of share ownership guidelines for other officers is warranted at this time.
3 SPX FLOW, Inc. was acquired in 2022, and SPX Technologies, Inc. is the successor to SPX Corporation.

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Compensation Clawback Policy
The “clawback” provisions under the annual and long-term incentive awards granted to the Company's NEOs provide that the awards are subject to any written clawback policies adopted by the Company and that repayment of the awards and amounts paid or realized with respect to the awards may be required under certain circumstances. Pursuant to the Company's Incentive Compensation Recovery Policy adopted as of August 24, 2023 (the "Clawback Policy"), the Company's Board of Directors is authorized to recoup certain incentive compensation granted, paid, delivered, awarded or otherwise received by an executive officer in the event the Company is required to prepare an accounting restatement of its financial statements due to the Company's noncompliance with financial reporting regulations, a financial metric underlying the grant of an award was calculated incorrectly, and as a result of wrongful conduct by the executive. The Board of Directors is authorized to construe the Clawback Policy and make all determinations necessary, appropriate, or advisable for the administration of the Policy.
Anti-hedging Policy
No officer, director or employee of the Company is permitted to purchase or use, directly, or indirectly, through family members or other persons or entities, financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to offset or hedge any decrease in market value of Company securities.
Risk Assessment of Compensation Plans and Programs
During 2025, the Committee, after reviewing its compensation plans and programs, particularly those components which are employed as part of the incentive compensation plans for the NEOs, re-affirmed its prior determinations that such plans and programs are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Committee compiled an inventory of all executive compensation plans and programs globally and evaluated those plans and programs as potential contributors to Company risks. The conclusion is based on the finding that the Company's executive compensation structure consists of a balanced mix of components that utilize both equity and cash elements, impose caps on incentives, apply multiple performance measures, establish staggered performance and payout periods, and rely upon the Committee's use of discretion in approving final awards. The Committee also noted the Company's policies related to severance, perquisites, and change-in-control provisions, as well as its adoption of clawback/recoupment mechanisms. During its discussion, the Committee acknowledged its oversight responsibilities and noted that all incentive compensation calculations for NEOs are subject to review by the Company's external auditor. It then determined that its practices, coupled with the structure of the executive compensation plans and programs, appropriately mitigate any risks associated with compensation programs.
Employment Contracts
On August 21, 2023, the Company entered into an Employment Agreement with Mr. Kleveland in connection with his appointment as its President and Chief Executive Officer. The Agreement provides that employment may be terminated by either party at any time. It provides for an annual base salary of $900,000, an Annual Performance Period ("APP") Award, a Multi-year Performance Period ("MPP") Award, a share-settled restricted stock unit ("RSU") award, a one-time sign-on award in the form of share-settled RSUs, and eligibility to participate in subsequent year APP and LTI programs. The Agreement entitles Mr. Kleveland to four weeks per calendar year, or such greater amount as the Company’s vacation policy applicable to executive officers provides, and entitles him to participate in the Company’s employee benefit plans, policies, and arrangements applicable to executive officers generally (including, for example, 401(k), health care, vision, life insurance, and disability); in each case, as the same may exist from time to time, as well as such perquisites as may from time to time be made generally available to senior executives of the Company. The Agreement includes a severance provision that is more fully

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described below. As of December 31, 2025, the Company had not entered into employment contracts with any other NEO.
STRUCTURING THE 2025 COMPENSATION PROGRAM — PAY FOR PERFORMANCE
The first step to determining 2025 compensation for NEOs was to establish a total direct compensation target for each executive. The Committee considers benchmarking data as well as the executive's past performance and his or her individual importance to the Company when establishing such targets. The Committee considers the total direct compensation target and base salary paid to similarly-situated executives at companies included in its benchmarking group (see page 43). It also notes the mean and median compensation paid to executives in the benchmarking group and compares those amounts to the amounts awarded to the Company's own executives in prior years.
Once total direct compensation targets are established, the Committee selects the compensation elements to be used, and allocates the targeted compensation among the selected components. In making these determinations, the Committee reviews the mix of the compensation paid to executives in the benchmarking group, focusing on long-term and short-term compensation, fixed and variable components, and the ratio of earned compensation paid as equity or cash. The Committee determined that the 2025 total direct compensation target opportunities for NEOs would be paid as base salary, and through short-term and long-term incentive compensation awards. The Committee then allocated how much of the total direct compensation target would be allocated to each component based on benchmarking data, internal equity and other considerations.
After the total direct compensation target was allocated among these components, the Committee established the performance measurement metrics and goals against which each NEO's performance would be judged to determine how much of the incentive compensation, if any, would be earned by that NEO at the end of 2025. Lastly, the Committee determined the form in which each component should be paid, if earned. Base salary and the short–term incentive awards were both established as cash compensation, while long-term performance incentive awards were determined to be payable in equity.

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2025 NEO COMPENSATION OPPORTUNITIES
Following the structure described above, the Committee established a total direct compensation target for each of the Company's NEOs for 2025 as follows:

NEO	2025 Total Direct Compensation Target	2024 Total Direct Compensation Target	% Change

Gunnar Kleveland	$4,512,500	$3,708,000	21.70%
Willard Station	$1,843,333	N/A	N/A
Robert Starr	$1,920,000	$1,878,720	2.20%
Jairaj Chetnani	$709,773	N/A	N/A
Merle Stein	$1,305,000	$1,235,550	5.62%
Chris Stone	$1,493,500	$3,250,000	(54.05)%
Joseph Gaug	$1,302,000	$1,241,554	4.87%
The Committee then determined the amount of the total direct compensation target that should be paid as base salary.

NEO	2025 Base Salary	% of Total Direct Target	2025 to 2024 % Change

Gunnar Kleveland	$950,000	21.05%	2.5%
Willard Station	$600,000	32.55%	N/A
Robert Starr	$600,000	31.25%	2.2%
Jairaj Chetnani	$471,042	66.37%	N/A
Merle Stein	$450,000	34.48%	12.50%
Chris Stone	$515,000	34.48%	3.00%
Joseph Gaug	$465,000	35.71%	3.00%

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Lastly, the Committee determined the proper allocation between stock and cash for the performance awards and RSU grants. For 2025, the PSU Award allocation was 100% stock, and a distinct target share opportunity was identified. Similarly, since the RSUs are settled in shares, a distinct share amount was also established. Moreover, since the PSU grant and the RSU grant were each intended to represent fifty percent (50%) of each NEO’s long-term incentive, the share grant amounts were equal. The grant date share price was used to determine the actual number of shares granted in the RSU award and the actual number of shares for the PSU grant stock target. For the APP Performance Award, the allocation was 100% cash, and a target dollar amount was identified in the award agreement. The following table sets forth the target opportunities established for each of the NEOs for the PSU Award and the APP Performance Award, and the number of shares granted in the RSU Award, which, together, constitute the entirety of each NEO’s long-term incentive compensation.

NEO	APP Opportunity Cash	PSU Opportunity Shares	RSU Shares Granted

Gunnar Kleveland	$950,000	16,349	16,349
Willard Station	$450,000	6,370	6,370
Robert Starr	$420,000	5,632	5,632
Jairaj Chetnani	$119,360	747	747
Merle Stein	$315,000	3,379	3,379
Chris Stone	$360,500	3,867	3,867
Joseph Gaug	$325,500	3,201	3,201

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PART II - 2025 EXECUTIVE COMPENSATION EARNED
Performance Award Metrics and Goals
The 2025 APP Performance Awards granted to NEOs contained performance measurement metrics and goals appropriate to that executive. In some cases, where appropriate, executives may share a metric and its related goal. The following tables set forth the metrics chosen for each NEO’s APP Performance Award, and the percentage that each metric counted toward the NEO’s overall performance. The definitions of the listed metrics are contained in Exhibit A to this Proxy Statement.

Kleveland, Station, Starr, Chetnani & Gaug
PERFORMANCE METRICS	Weight

1. 2025 AIN Adjusted EBITDA	55%
2. 2025 AIN Adjusted Free Cash Flow	35%
3. AIN TRIR	10%

Stein
PERFORMANCE METRICS	Weight

1. 2025 MC Adjusted EBITDA	55%
2. 2025 MC Adjusted Free Cash Flow	35%
3. AIN TRIR	10%

Stone
PERFORMANCE METRICS	Weight

1. 2025 AEC Adjusted EBITDA	55%
2. 2025 AEC Adjusted Free Cash Flow	35%
3. AIN TRIR	10%

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The threshold, target and maximum goals for these metrics were as follows:

PERFORMANCE METRIC	Performance Metric Percentage Goals

	Threshold	Target	Maximum

2025 AIN Adjusted EBITDA	$202.7M	$253.4M	$304.1M
2025 AIN Adjusted Free Cash Flow	$88.1M	$125.8M	$163.5M
AIN TRIR	1.4	0.90	0.70
2025 MC Adjusted EBITDA	$186.6M	$233.2M	$279.8M
2025 MC Adjusted Free Cash Flow	$109.7M	$156.8M	$203.8M
2025 AEC Adjusted EBITDA	$52.6M	$65.8M	$79.0M
2025 AEC Adjusted Free Cash Flow	$3.4M	$13.4M	$23.4M
The following table sets forth the metrics chosen for each NEO’s 2025 PSU Award, and the percentage that each metric counted toward overall performance. In each case, these metrics are aggregated to reflect the three-year performance period, and the goals established as the cumulative projected results for each metric in 2025, 2026, and 2027. The Committee has determined that disclosing actual goals would result in competitive harm to the Company.

PERFORMANCE METRIC	Weight

Aggregate AIN Adjusted EBITDA	33%
AIN Adjusted Return on Invested Capital	33%
AIN Relative TSR	34%
According to the applicable incentive plan and award agreements, the foregoing goals (including the threshold and maximum goals) are subject to subsequent adjustment in the event of unanticipated business developments during the applicable performance periods, such as acquisitions or divestitures of business operations.
The Committee purposefully chose to utilize Adjusted EBITDA metrics in both the short-term and long-term performance incentive grants. It was the Committee’s determination that creating an incentive for the NEOs based on adjusted EBITDA was consistent with the Company’s goals and strategies, and that a three-year performance period created sufficient balance against a one-year performance period.

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ACHIEVEMENT OF GOALS AND AWARDS EARNED
The Committee is responsible for reviewing performance against goals and establishing final incentive compensation payouts at the end of each performance period. It is at that point when the total direct compensation actually earned by the NEO can be determined. In early 2026, and based on the Company’s 2025 financial statements, and other corporate records, the Committee determined one-year performance versus threshold, target and maximum goals for each performance metric. The Committee determined:
■2025 AIN Adjusted EBITDA was $221.8 million, representing an achievement of 68.9% of goal;
■2025 AIN Adjusted Free Cash Flow was $100.0 million, representing an achievement of 65.8% of goal;
■The total recordable incident rate at the company-wide level was 0.86, resulting in an achievement of 120.0% of goal;
■2025 MC Adjusted EBITDA was $204.6 million, representing an achievement of 69.3% of goal;
■2025 MC Adjusted Free Cash Flow was $154.0 million, representing an achievement of 97.1% of goal;
■2025 AEC Adjusted EBITDA was $58.4 million, representing an achievement of 71.9% of goal; and
■2025 AEC Adjusted Free Cash Flow was $0.0 million, representing an achievement of 0.0% of goal.
Based upon the level of achievement of the foregoing performance measurement metrics, the Committee determined each NEO’s overall performance percentage achieved, and calculated the amount of APP Performance Award targets actually earned, as follows:

Overall Performance Achievement	Kleveland 72.9%	Station 72.9%	Stein 84.1%	Stone 51.6%	Gaug 72.9%

Cash Earned	$692,550	$328,050	$264,915	$261,018	$237,290
In determining the 2025 actual cash APP payment for Mr. Stone and in keeping with the Company’s commitment to align pay with performance, the Committee exercised positive discretion to increase Mr. Stone's bonus payment from $186,018 to $261,018 in recognition of strategic contributions and leadership in advancing key business transformation initiatives during the year.
Messrs. Starr and Chetnani's 2025 APP Performance Awards were forfeited due to voluntary separation during 2025.
Additionally, in accordance with the terms of the award agreements, a portion of the RSUs granted to each of the NEOs (except for Messrs. Starr and Chetnani, who forfeited their RSUs due to voluntary separation during 2025) as part of their 2025 long-term incentives vested and became payable in March 2026. One-third of each applicable NEO’s target vested and was paid in shares. The number of shares paid to each applicable NEO is set forth in the following table:

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	Kleveland	Station	Stein	Stone	Gaug

Shares Earned	5,450	2,123	1,127	1,289	1,067
These shares were in addition to any shares that vested under RSU grants made in prior years.
The performance period for PSU Awards granted in 2025 runs through December 31, 2027. The Company considers compensation earned under a PSU Award to have been earned over the entirety of the performance period. However, 2025 was also the final year of the three-year performance period for MPP Performance Awards granted in 2023.
The performance measurement metrics for each of the NEOs in the 2023 MPP Performance Awards and the threshold, target and maximum goals for the metrics are presented in the subsequent table.

PERFORMANCE METRIC	Performance Metric Percentage Goals

	Threshold	Target	Maximum

Aggregate AIN Adjusted EBITDA	$553.6M	$718.4M	$883.2M
In early 2026, based on the Company’s financial statements for 2023 through 2025 (which include each year in the performance period), the Committee determined performance versus threshold, target and maximum goals for the foregoing performance metrics. The Committee determined that:
■Aggregate AIN Adjusted EBITDA over the three-year period was $718.9 million, representing an achievement of 100.6% of target;
■The Committee evaluated MC and AEC performance for the year; however, because no NEO received a long-term incentive payout based on MC or AEC results, specific performance metrics are not disclosed.
Based on the level of achievement of those performance metrics, the Committee determined the overall performance percentage achieved by each applicable NEO and calculated the amount of their MPP Performance Award targets actually earned, as follows:

	Kleveland	Starr	Gaug

Overall Performance Achievement	100.6%	100.6%	100.6%
Shares Earned	7,545	6,552	2,155
Messrs. Station, Chetnani, Stein and Stone were not granted 2023 MPP Performance Awards. The amount earned under Mr. Starr’s 2023 MPP Performance Award was prorated based on his time in service during the performance period.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Compensation Discussion and Analysis	50

PART III
Compensation Tables
SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation of the NEOs for 2023, 2024 and 2025.

Name and Principal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[2]	Option Awards ($)[3]	Nonequity Incentive Plan Compensation ($)[4]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[5]	All Other Compensation ($)[6]	Total

Gunnar Kleveland, President and CEO	2025	922,327	—	2,612,570	—	699,550[7]	—	24,838	4,259,285
	2024	920,250	—	1,854,000	—	1,009,914	—	137,658	3,921,822
	2023	300,000	—	3,300,000	—	507,480	—	139,669	4,247,149
Willard Station, Executive VP & Chief Financial Officer	2025	184,615	—	2,793,308	—	331,742[8]	—	24,146	3,333,812
Robert Starr, Former Executive VP & Chief Financial Officer	2025	243,121	—	899,994	—	—	—	258,902	1,402,017
	2024	582,825	—	880,650	—	451,570	—	97,511	2,012,556
	2023	412,885	—	1,454,898	—	507,214	—	80,939	2,455,936
Jairaj Chetnani, Former Interim Chief Financial Officer	2025	280,576	—	119,371	—	—	—	11,442	411,388
1 The figure provided represents the Annual Incentive Plan bonus earned, or any additional discretionary bonus awarded, during that year, if any, for performance during that year, but which was actually paid in the subsequent year.
2 The figure provided for each year represents the grant date fair value, in dollars, of (a) the target share amounts contained in any Performance Awards granted during that year under the 2017 or 2023 Incentive Plans, (b) all Restricted Stock Units granted in that year under the Company’s Restricted Stock Unit Plan, and (c) all Performance Phantom Stock granted in that year under the Company’s Performance Phantom Stock Plan. In all cases, the total presented is the aggregate grant date fair value computed in accordance with FASB ASC Item 718.
3 No options have been granted by the Company since 2002.
4 Includes (a) profit-sharing under the Company's U.S. profit-sharing plan and (b) the actual cash award received relative to the NEO's APP Performance Award granted under the 2017 or 2023 Incentive Plans, in each case earned during the year reported and paid during the subsequent year.
5 The figure provided for each year, if any, represents the aggregate change in the actuarial present value of each NEO’s accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) from the prior year. The change is calculated between the pension plan measurement dates used by the Company for financial statement reporting purposes in each year. The figure also reflects any changes in actuarial assumptions. Reference is made to Note 4 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for a discussion of these assumptions. There were no above-market or preferential earnings during 2023, 2024 or 2025 for any of the NEOs under any deferred compensation plans.
6 The 2025 amounts in this column consist of the following items shown in the table that follows under All Other Compensation on pp. 52.
7 Includes (a) profit-sharing of $7,000 and (b) an APP Performance Award of $692,550.
8 Includes (a) profit-sharing of $3,692 and (b) an APP Performance Award of $328,050.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Compensation Discussion and Analysis	51

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total
Merle Stein, President, Machine Clothing	2025	501,955	—	539,964	—	271,915[9]	—	272,481	1,586,314
	2024	342,668	—	595,550	—	329,413	—	120,280	1,387,911
Chris Stone, President, Albany Engineered Composites	2025	510,962	—	617,947	—	268,018[10]	—	19,574	1,416,500
	2024	182,692	—	2,400,000	—	353,538	—	6,110	2,942,341
Joseph Gaug, Sr. VP - General Counsel & Secretary	2025	450,888	—	511,520	—	244,289[11]	—	22,083	1,228,780
	2024	447,133	—	496,622	—	324,422	—	20,201	1,288,378
	2023	428,942	—	434,109	—	480,207	—	21,523	1,364,781
9 Includes (a) profit-sharing of $7,000 and (b) an APP Performance Award of $264,915.
10 Includes (a) profit-sharing of $7,000 and (b) an APP Performance Award of $261,018.
11 Includes (a) profit-sharing of $7,000 and (b) an APP Performance Award of $237,289.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Compensation Discussion and Analysis	52

ALL OTHER COMPENSATION

Name	Company Contributions to 401(k) Plan[1]	Life Insurance Premiums[2]	Severance Pay	Relocation Benefit[3]	Private Swiss Health Insurance [4]	International Assignment Expenses[5]	Tuition Expenses[6]	Company Car[7]	Taxable Awards	Total

G. Kleveland	$17,500	$7,338	$—	$—	$—	$—	$—	$—	$—	$24,838
W. Station	$6,923	$629	$—	$16,594	$—	$—	$—	$—	$—	$24,146
R. Starr	$7,339	$1,563	$250,000	$—	$—	$—	$—	$—	$—	$258,902
J. Chetnani	$10,284	$1,158	$—	$—	$—	$—	$—	$—	$—	$11,442
M. Stein	$19,231	$1,324	$—	$—	$20,469	$126,185	$65,752	$39,520	$—	$272,481
C. Stone	$16,942	$2,632	$—	$—	$—	$—	$—	$—	$—	$19,574
J. Gaug	$15,301	$6,782	$—	$—	$—	$—	$—	$—	$—	$22,083
1 Amounts represent the total Company contributions to the NEO's account under the Company's ProsperityPlus 401(k) defined contribution plan.
2 Reflects premiums paid by the Company with respect to life or other insurance for the benefit of the NEO or beneficiaries designated by the NEO.
3 Reflects expenses associated with executive relocation.
4 Includes premiums paid by the Company with respect to maintenance of private Swiss health insurance coverage.
5 Expenses related to the NEO's international assignment, consisting of housing and tax adjustments. The figure provided for Mr. Stein is comprised of housing ($64,260) and tax adjustments ($61,925).
6 Expenses related to tuition paid for the benefit of the NEO's children.
7 Perquisites valued on the basis of the taxable benefit for the private use of a Company car.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Compensation Discussion and Analysis	53

GRANTS OF PLAN-BASED AWARDS

Name	Estimated Future Payouts Under Nonequity Incentive Plan Awards[1]				Estimated Future Payouts Under Equity Incentive Plan Awards[2]

	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)[3]	All Other Option Awards: Number of Securities or Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Value of Stock and Option Awards ($)[4]

Gunnar Kleveland	2/21/25	$475,000	$950,000	$1,900,000	8,175	16,349	32,698	16,349	—	—	$2,612,570
Willard Station	9/01/25	$225,000	$450,000	$900,000	3,185	6,370	12,740	38,488[5]	—	—	$2,793,308
Robert Starr[6]	2/21/25	$210,000	$420,000	$840,000	2,816	5,632	11,264	5,632	—	—	$900,000
Jairaj Chetnani[7]	2/21/25	$59,680	$119,360	$238,720	374	747	1,494	747	—	—	$119,371
Merle Stein	2/21/25	$157,500	$315,000	$630,000	1,690	3,379	6,758	3,379	—	—	$539,964
Chris Stone	2/21/25	$180,250	$360,500	$721,000	1,934	3,867	7,734	3,867	—	—	$617,947
Joseph Gaug	2/21/25	$162,750	$325,500	$651,000	1,601	3,201	6,402	3,201	—	—	$511,520
1 Awards represent the target cash amount established for each NEO in 2025 in the APP Performance Awards granted to that NEO under the 2023 Incentive Plan.
2 Awards represent the target share amount established for each NEO in the Performance Sock Unit awards granted to the NEO under the 2023 Incentive Plan consisting of a target number of shares of Class A Common Stock. Each PSU Award entitled the NEO to receive from 50% (for attaining performance at the threshold level) to as much as 200% (for attaining performance at the maximum level) of such target, based on the extent to which he or she attained certain performance goals during the performance periods. The performance conditions at each of the threshold, target, and maximum levels in the PSU Awards granted to each of the NEOs are described above (see p. 38).
3 Awards represent the number of restricted stock units granted for the NEO in the Restricted Stock Unit award granted to the NEO under the 2023 Incentive Plan as part of his 2025 Long Term Incentive award. Under this award, each recipient is awarded a fixed number of number of shares which vests ratably over the three-year period and is paid in Class A common stock upon vesting.
4 The grant date fair value of the PSU Award plus the grant date fair value of the RSU award. In accordance with FASB ASC Topic 718, the grant date fair value of the PSU Award targets was determined to be the product of the target number of shares awarded multiplied by $79.90 or $62.27, the closing market prices on February 21, 2025, and September 1, 2025, the respective grant dates of the LTI Awards, as it was expected that the probable outcome of the performance conditions would lead to the achievement of the target number of shares.
5 Includes a one-time, sign-on grant of 32,118 restricted stock units under the 2023 Incentive Plan having a grant date value equal to $2,000,000. The grant shall vest and be paid out in shares ratably on September 1, 2026, 2027 and 2028, provided the NEO is still employed with the Company as of those dates.
6 The NEO's 2025 APP Performance Award, PSU Award, and RSU Award were forfeited upon the NEO's separation from the Company during 2025.
7 The NEO's 2025 APP Performance Award, PSU Award, and RSU Award were forfeited upon the NEO's separation from the Company during 2025.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Compensation Discussion and Analysis	54

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[1]

Gunnar Kleveland	—	—	—	—	—	9,286[2]	470,800	7,500[3]	380,250
	—	—	—	—	—	6,754[4]	342,428	10,131[5]	513,642
	—	—	—	—	—	16,349[6]	828,894	16,349[7]	828,894
Willard Station	—	—	—	—	—	38,488[8]	1,951,342	6,370[9]	322,959
Robert Starr	—	—	—	—	—	—	—	6,513[10]	330,209
	—	—	—	—	—	—	—	2,235[11]	113,315
Jairaj Chetnani[12]	—	—	—	—	—	—	—	—	—
Merle Stein[13]	—	—	—	—	—	1,557[14]	78,940	2,336[15]	118,435
	—	—	—	—	—	3,379[16]	171,315	3,379[17]	171,315
	—	—	—	—	—	360	18,252	—	—
	—	—	—	—	—	604	30,623	—	—
	—	—	—	—	—	652	33,056	—	—
	—	—	—	—	—	1,045	52,982	—	—

1 Based on closing market price on December 31, 2025, of $50.70.
2 Represents RSUs granted in 2023 pursuant to the 2023 Incentive Plan. The balance will vest and be payable on or about March 1, 2026.
3 Represents the shares actually earned by the NEO with respect to the MPP Performance Award granted in 2023 pursuant to the 2023 Incentive Plan. The award was earned based on performance over the 2023-2025 performance period and paid in 2026. None of the reported balance was earned as of December 31, 2025. As of January 1, 2026, 100% of the reported balance vested and was distributed in shares of stock on or about March 1, 2026.
4 Represents RSUs granted in 2024 pursuant to the 2023 Incentive Plan. The balance will vest and be paid in two equal installments on or about March 1, 2026 and March 1, 2027.
5 Represents the share target opportunity established in the MPP Performance Award granted in 2024 pursuant to the 2023 Incentive Plan. The award is earned based on performance over the 2024-2026 performance period and paid in 2027. None of the balance reported was earned as of December 31, 2025.
6 Represents the RSUs granted in 2025 pursuant to the 2023 Incentive Plan. The balance will vest and be paid ratably on or about March 1, 2026, March 1,2027, and March 1, 2028. This award is a part of those included in the "Grants of Plan-Based Awards" table on page 56.
7 Represents the share target opportunity established in the LTI Award granted in 2025 pursuant to the 2023 Incentive Plan. The award is earned based on performance over the 2025-2027 performance period and paid in 2028. None of the balance reported was earned as of December 31, 2025. This award is a part of those included in the "Grants of Plan-Based Awards" table on page 56.
8 See note 6. This figure also reflects a one-time sign-on RSU grant under the 2023 Incentive Plan that vests and is paid in equal installments on September 1, 2025, September 1, 2026 and September 1, 2027.
9 See note 7.
10 See note 3.The NEO’s original target award of 8,158 shares was prorated to 79.84% following the NEO’s separation from the Company on May 23, 2025, during the performance period.
11 See note 5. The NEO's original target award of 4,812 shares was prorated to 46.44% following the NEO's separation from the Company on May 23, 2025.
12 The LTI Awards granted to the NEO were forfeited upon the NEO's voluntary separation from the Company during 2025.
13 Amounts reported for the NEO include Performance Phantom Stock granted under the Performance Phantom Stock Plan in 2021, 2022, 2023, and 2024, respectively. 1,835 shares will vest and be payable, in cash, on or about March 1, 2026. The remaining balance of shares will vest and be payable, in cash, on or about March 1, 2027, provided the NEO is still employed by the Company.
14 See note 4.
15 See note 5.
16 See note 6.
17 See note 7.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Compensation Discussion and Analysis	55

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[1,1]

Chris Stone	—	—	—	—	—	16,110[18]	816,777	3,452[19]	175,016
	—	—	—	—	—	3,867[20]	196,057	3,867[21]	196,057
Joseph Gaug	—	—	—	—	—	717[22]	36,352	2,142[23]	108,599
	—	—	—	—	—	1,809[24]	91,716	2,714[25]	137,600
	—	—	—	—	—	3,201[26]	162,291	3,201[27]	162,291

1 Based on closing market price on December 31, 2025, of $50.70.
1 Based on closing market price on December 31, 2025, of $50.70.
18 See note 4. This figure also reflects a one-time sign-on RSU grant under the 2023 Incentive Plan that vests and is paid in equal installments on August 12, 2026 and 2027.
19 See note 5.
20 See note 6.
21 See note 7.
22 See note 2.
23 See note 3.
24See note 4.
25 See note 5.
26 See note 6.
27 See note 7.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Compensation Discussion and Analysis	56

DESCRIPTION OF EQUITY AWARDS
Equity awards referred to in the foregoing table include the following:
Performance Phantom Stock
Grants under the Performance Phantom Stock Plan are denominated as share targets, but no shares of Common Stock are actually issued or issuable under the Plan, nor is there an exercise price. Instead, upon vesting, the earned shares are paid in full in cash, in an amount equal to the average closing price of one share of the Company’s Common Stock during a specified period preceding the vesting/payment date. Each award entitles the recipient to earn and be credited with between 0% and 200% of the target award, based on the extent to which certain company-wide performance goals are achieved during the annual performance period. Once the number of shares earned is determined, the awards generally vest annually on a pro rata basis over the payout period following the performance period, but only if the holder is then employed by the Company or a subsidiary. Award recipients are not credited with additional shares based upon the payment of dividends. There were no Performance Phantom Stock grants made in 2025, but grants awarded in prior years will continue to vest in 2026 and 2027. Mr. Stein is the only NEO with outstanding Performance Phantom Stock grants, which are disclosed in the Grants of Plan-Based Awards table above.
Performance-based Incentive Awards
The performance-based incentive awards described in the foregoing table were granted under the Company’s 2017 and 2023 Incentive Plans. Performance-based incentive awards were structured in the form of the APP, MPP Performance, and LTI Awards described above. Since 2018, the APP Performance Award is paid completely in cash and the MPP Performance/LTI Award is paid completely in equity. Beginning with the grants in 2021, the long-term incentives targets, while still settled in equity, have been divided evenly between performance shares and restricted stock.
An APP Performance Award is cancelled if the NEO's employment is terminated for any reason during the performance period. If the NEO's employment is terminated after the performance period, but prior to distribution of the award, the recipient is entitled to receive 100% of the earned award on the distribution date, provided his or her employment is not terminated for “cause.” A NEO whose employment is terminated for “cause” forfeits any payments not yet paid, unless the Committee or, if required, a Performance Committee of the Board determines otherwise in its absolute discretion.
A MPP Performance Award (performance awards granted prior to 2025) is cancelled only in the event the NEO's employment is terminated for “cause,” in which case he or she would not be entitled to any payments unless the Committee or a Performance Committee of the Board determines otherwise in its absolute discretion. In the event a NEO's employment is terminated for any other reason, the MPP Performance Award is not cancelled but the vesting ceases as of the date of termination. The NEO would then be entitled to a pro-rata payment for the amount that vested. Such payment would be based on achievement of the performance goals at the end of the performance period and would be made on the distribution date established in the award.
A PSU Award (performance awards granted in 2025) is cancelled if the NEO's employment terminates for cause, due to death or long-term disability, without cause as a result of a layoff, or for any other reason prior to vesting. A NEO whose employment terminates due to retirement at age 62 or older, with at least one year of continuous service and six months’ prior notice of intent to retire, will receive a full payout of the PSU Award at the distribution date. If a NEO's employment terminates in connection with a change in control and the award is not assumed or replaced, the award will be subject to 100% accelerated vesting.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Compensation Discussion and Analysis	57

Restricted Stock Units
Restricted stock units (RSUs) granted to NEOs under the 2017 and 2023 Incentive Plans are, upon vesting, paid in equity. Each RSU entitles the recipient to one share of the Company’s Common Stock upon vesting. There is no exercise price and no dividends are paid until the RSUs vest and the underlying shares are distributed to the recipient. The RSUs vest as to one-third of the awarded units on each of the first three anniversaries of the date of grant, but only if the NEO is then employed by the Company or a subsidiary. For awards granted prior to 2025, in the event of termination of employment, all unvested RSUs terminate without payment, except that in the case of voluntary termination after age 62, death, disability, or involuntary termination, one-half of all unvested RSUs automatically vest and are paid at termination.
For awards granted in 2025, in the event of termination of employment due to death or long-term disability, without cause as a result of a layoff, or due to a change in control, the award is subject to 100% accelerated vesting. An NEO whose employment terminates due to retirement at age 62 or older, with at least one year of continuous service and six months’ prior notice of intent to retire, will receive a full payout of such award at the otherwise applicable distribution dates. In the event of termination of employment prior to vesting for any other reason, including voluntary or for "cause," the entire award is forfeited.
OPTION EXERCISES AND STOCK VESTED

	Stock Awards (RSUs)		Stock Awards (MPP)		Stock Awards (PSP)

Name	Number of Shares Acquired on Vesting (#)[1]	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)[2]	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)[3]	Value Realized on Vesting ($)

Gunnar Kleveland	12,663	969,606	—	—	—	—
Willard Station	—	—	—	—	—	—
Robert Starr	4,323	331,012	—	—	—	—
Jairaj Chetnani	—	—	—	—	—	—
Merle Stein	779	59,648	—	—	2,063	166,769
Chris Stone	8,056	521,766	—	—	—	—
Joseph Gaug	2,263	173,278	2,335	178,791	463	37,424

1 Vesting of Restricted Stock Units granted pursuant to either the Company’s Restricted Stock Unit Plan, the 2017 Incentive Plan or the 2023 Incentive Plan. Amounts reported as “Value Realized on Vesting” were distributed in stock to the NEO during 2025.
2 Vesting of share target under the MPP Performance Award granted to the NEO in 2022 pursuant to the 2017 Incentive Plan. Amounts reported as “Value Realized on Vesting” were distributed in stock to the NEO during 2025.
3 Vesting of Performance Phantom Stock granted pursuant to the Company’s Performance Phantom Stock Plan. Amounts reported as “Value Realized on Vesting” were distributed in cash to the NEO during 2025.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Compensation Discussion and Analysis	58

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The Company has committed to provide additional compensation to our NEOs in the event of a termination of employment under specified circumstances, including in connection with a change in control of the Company. A narrative description of these commitments and an estimate of the additional compensation that each of our NEOs would have received if a qualifying termination of employment had occurred on December 31, 2025, are set forth below.
Termination/Severance
Mr. Kleveland
The Committee believes that under certain circumstances, severance agreements are appropriate for the attraction and retention of executive talent, consistent with the practices of peer companies. This was particularly true in the case of Mr. Kleveland. The Committee felt a severance provision was warranted in order to induce Mr. Kleveland to leave his prior employer to become the Company’s CEO. His employment agreement (see page 43) provides that in the event his employment is terminated for any reason, he would be entitled to: (a) all unpaid base salary accrued to the effective date of termination; (b) any unpaid but earned short-term or long-term cash bonuses, all unpaid but vested performance stock awards, and all unpaid but vested portions of restricted stock unit grants, subject to the terms of the applicable bonus plan, agreement or arrangement; (c) all benefits or compensation required to be provided after termination pursuant to, and in accordance with the terms of, any employee benefit plans, policies, or arrangements applicable to him; (d) all unreimbursed business expenses incurred prior to termination and required to be reimbursed pursuant to the Company’s policy; and (e) all rights to indemnification to which he may be entitled under the Company’s Articles of Incorporation, Bylaws, or separate indemnification agreement, as applicable. In addition, in the case of termination by the Company without Cause, or if Mr. Kleveland’s employment is terminated by himself for Good Cause, he would be entitled to receive an amount equal to twice his annual base salary at the time of termination plus twice his APP Performance Award target or other annual cash incentive target amount, payable in 24 substantially equal monthly installments. His right to receive these additional severance payments would be contingent upon his continuing compliance with confidentiality and non-disparagement provisions in the agreement, and upon his having executed and delivered to the Company a release of any and all claims relating to his termination. There was no sunset included in the severance provision of Mr. Kleveland’s contract when it was negotiated, drafted and executed. The Committee is aware of this fact but no action was contemplated to incorporate such a provision. The industries in which the Company competes continue to undergo significant changes to which the Company must be responsive. The Company believes that it is important to shareholder value that its CEO leads the Company’s response to those changes without concern for the impact on his or her specific position.
Other NEOs
As of January 1, 2016, the Company entered into Severance Agreements with each of the Company’s NEOs, other than the CEO. These agreements were meant to replace similar agreements expiring December 31, 2015, and were revised and updated to conform to then-current best practices. NEOs who joined the Company after January 1, 2016 entered into similar Severance Agreements upon commencement of their employment. The material terms of the Severance Agreements provide that in the event an officer’s employment is terminated by the Company at any time before the expiration of the applicable Severance Agreement for any reason other than Cause, or if the officer’s employment is terminated by the officer for Good Cause (as those terms are defined in the Severance Agreement, and in either case, a “Qualifying Termination”), the officer would be entitled to receive his or her gross monthly

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Compensation Discussion and Analysis	59

base salary in effect at the time of the Qualifying Termination, less applicable withholdings and deductions, for a period of 24 months. In the event the Qualifying Termination occurs within 12 months of a Change in Control (as defined in the Severance Agreement), the officer would be entitled to receive his or her gross monthly base salary in effect at the time of the Qualifying Termination, less applicable withholdings and deductions, for a period of 36 months, although in that case some of the monthly payments would be accelerated and paid as a lump sum to comply with applicable tax laws. The officer would also remain eligible for a prorated payment of any bonus earned during the year in which the Qualifying Termination occurs, and 12 months of executive outplacement services. In addition, if elected, the Company would pay the required premium to continue healthcare coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). In order to receive the severance benefits, the officer would be obligated to execute a release in favor of the Company at the time of termination which would also bind the officer to a restrictive covenant for the period during which the severance benefits are being paid. The initial term of each Severance Agreement is three years, but each will thereafter automatically renew for one-year periods unless the Company timely notifies the NEO of its intent not to renew. For purposes of such agreements, cause is deemed to exist upon (i) the conviction of the executive for, or the entry of a plea of guilty or nolo contendere by the executive to, a felony charge or any crime involving moral turpitude; (ii) unlawful conduct on the part of the executive that may reasonably be considered to reflect negatively on the Company or compromise the effective performance of the executive’s duties as determined by the Company in its sole discretion; (iii) the executive’s willful misconduct in connection with his or her duties or willful failure to use reasonable effort to perform substantially his or her responsibilities in the best interest of the Company; (iv) the executive’s willful violation of the Company’s Business Ethics Policy or any other Company policy that may reasonably be considered to reflect negatively on the Company or compromise the effective performance of the executive’s duties as determined by the Company in its sole discretion; (v) fraud, material dishonesty, or gross misconduct in connection with the Company perpetrated by the executive; (vi) the executive undertaking a position in competition with the Company; (vii) the executive having caused substantial harm to the Company with intent to do so or as a result of gross negligence in the performance of his or her duties; or (viii) the NEO having wrongfully and substantially enriched himself or herself at the expense of the Company. The Severance Agreements also contain a clawback provision which provides that an NEO would forfeit any unpaid severance due pursuant to the agreement and would be required, upon demand, to repay any severance already paid if, after the NEO's termination: (i) there is a significant restatement of the Company’s financial results, caused or substantially caused by the fraud or intentional misconduct of the executive; (ii) the NEO breaches any provision of the agreement, including, without limitation, the restrictive covenants, confidentiality and non-disparagement provisions; or (iii) the Company discovers conduct by the executive that would have permitted termination for cause, provided that such conduct occurred prior to the NEO's termination.
Similar agreements were subsequently entered into with new NEOs when they joined the Company or were promoted into the role of an executive officer.
The Committee considers severance to serve as a bridge in the event employment is involuntarily terminated without cause. Therefore, the foregoing Severance Periods were deemed to be appropriate in light of the perceived length of time it could take for the affected NEO to find an equivalent position. At the time the agreements were approved, the Committee determined that individual executive agreements were superior to an all-inclusive policy because they provided more flexibility to address each officer’s situation, and his or her individual perceived importance to the Company and its strategies. It was further determined that the provision of a severance agreement would allow each executive to focus on the needs of the business without concern for his or her own position.
Except as set forth above, the Company has not entered into any other agreement, contract, plan, or arrangement, written or unwritten, to provide payment to any NEO in connection with his retirement, severance, termination or separation.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Compensation Discussion and Analysis	60

Change in Control
Other than the provisions of the RSU and Phantom Stock Plans applicable to all employees who receive awards under those plans, the LTI Awards described above, and the severance agreements described above, the Company has no contract, agreement, plan, or arrangement, whether written or unwritten, that would provide for payment to an NEO at, following, or in connection with a change in control of the Company.
The provisions of the RSU and Phantom Stock Plans provide that in the event of termination following a change of control, 100% of an award recipient’s unvested grant shall become immediately payable in full.
With respect to PSU and RSU awards granted in 2025 and thereafter under the Company’s LTI program, if such awards are not assumed or replaced in connection with a change in control, 100% of the unvested portion of each award will become fully vested and payable upon the change in control.
Payment of Accrued Amounts
Regardless of the manner in which the employment of any NEO (including a NEO not party to a severance agreement) terminates, he or she is entitled to receive amounts previously earned during the term of his or her employment (which amounts are referred to in this discussion as “Accrued Amounts”). Such Accrued Amounts include, but are not limited to, (i) unpaid base salary through the date of termination and any accrued vacation in accordance with Company policy; (ii) reimbursement for any unreimbursed expenses incurred through the date of termination; and (iii) all other payments and benefits to which the NEO may be entitled under the terms of any applicable compensation arrangement or benefit program of the Company, including any applicable pension, retirement and insurance benefits.
Post-Termination Benefits Table
The Post-Termination Benefits Table that follows sets forth the estimated compensation that each of our NEOs would have received if a qualifying termination of employment were to have occurred on December 31, 2025, under the circumstances indicated. Since Messrs. Starr and Chetnani left the employ of the Company prior to December 31, 2025, the table includes the estimated termination payments and benefits payable to those NEOs under the circumstances applicable to the triggering event.
The following assumptions, which are believed to be reasonable in the aggregate, were used to generate the estimates set forth below. There can be no assurance, however, that an actual termination of employment would produce the same or similar results.
■All accrued, vested and paid amounts are omitted from the table because they were earned by the NEOs without regard to the specified triggering events.
■Any amounts payable with respect to contracts, agreements, plans or arrangements that do not discriminate in scope, terms or operation in favor of NEOs and are generally available to all salaried employees are omitted from the table in accordance with applicable SEC rules and regulations.
■The value of equity awards vesting upon a qualifying termination is equal to the grant’s intrinsic value as of December 31, 2025, based on the closing market price of $50.70.
■No dollar value has been included in the retirement column for RSU awards for any NEO who had not attained age 62 as of December 31, 2005, because, under a hypothetical termination on that date, such executive would not have been eligible to receive any RSU benefits.
■Additional notes and other explanatory information are set forth in the notes to the table.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Compensation Discussion and Analysis	61

POST-TERMINATION BENEFITS TABLE

Executive	Benefit	Termination for Cause[1]	Termination without Cause or with Good Reason[2]	Termination in Connection with a Change in Control[3]	Voluntary Separation[4]	Retirement[5]	Disability[6]	Death[7]

Gunnar Kleveland[8]	Cash Compensation/ Severance[9]	$—	$3,800,000	$3,800,000	$—	$—	$—	$—
	Performance Shares[10]	$—	$722,644	$1,551,538	$722,644	$722,644	$722,644	$722,644
	Restricted Stock Units[11]	$—	$1,235,508	$1,235,508	$—	$—	$1,235,508	$1,235,508
	Health & Welfare[12]	$—	$—	$—	$—	$—	$—	$—
	Outplacement Services[13]	$—	$—	$—	$—	$—	$—	$—
	Total	$—	$5,758,152	$6,587,046	$722,644	$722,644	$1,958,152	$1,958,152

1 In the event the Company terminates a NEO's employment for Cause, any vested but unpaid Cash Bonus shall be forfeited, the NEO will not qualify to receive severance, the entire amount of any Performance Share Bonus, whether vested or unvested, shall be forfeited, and all unvested RSUs will be forfeited for no consideration on the date of termination.
2 In the event the Company terminates a NEO's (other than the CEO) employment without Cause, or the NEO resigns for Good Reason, the NEO will be entitled to severance consisting of 24 months of base salary, less applicable withholdings and deductions, together with payment of the APP Performance Award target. With respect to MPP Performance Awards granted prior to 2025, the NEO will receive any vested performance share awards (payable in accordance with the applicable award agreements) and 50% of unvested RSUs. With respect to LTI Awards granted in 2025, 100% of unvested RSUs will vest, while the entire PSU Award will be forfeited. The Company will also cover 24 months of the NEO's then-applicable COBRA contributions and provide 12 months of executive outplacement services. In the case of the CEO, severance consists of twice his annual base salary plus twice his APP Performance Award target, with equity awards vesting or being forfeited as outlined above.
3 In the event the Company terminates a NEO’s (other than the CEO’s) employment within 12 months following a Change in Control, the NEO will be entitled to severance consisting of his or her gross monthly base salary in effect, less applicable withholdings and deductions, for a period of 36 months, together with a prorated payment of any cash bonus earned during the year. The NEO will also receive any vested performance share awards (payable in accordance with the applicable award agreements) and 50% of unvested RSUs; provided, however, that with respect to LTI Awards granted in 2025, 100% of unvested RSU Awards and 100% of unvested PSU Awards will vest on an accelerated basis. In addition, the Company will pay 36 months of the NEO’s then‑applicable COBRA contributions and provide 12 months of executive outplacement services. In the case of the CEO, he will be entitled to receive any unpaid but earned cash bonuses, any vested performance share awards (payable in accordance with the applicable award agreements), and 50% of unvested RSUs; provided that LTI Awards granted in 2025 will vest in full with respect to both RSU Awards and PSU Awards.
4 In the event a NEO voluntary separates from the Company, any vested but unpaid Cash Bonus shall be forfeited, the NEO will not qualify to receive severance, and all unvested RSUs will be forfeited for no consideration on the date of termination. The NEO will be entitled to receive any vested performance share awards (payable in accordance with the applicable award agreements); except that the entirety of the PSU Award granted in 2025 will be forfeited.
5 In the event that a NEO's employment is terminated due to his or her Retirement (after the NEO has attained age 62), any vested but unpaid Cash Bonus shall be forfeited and the NEO will not qualify to receive severance. The NEO will be entitled to receive any vested performance share awards (payable in accordance with the applicable award agreements) and 50% of all unvested RSUs with respect to any MPP Performance Awards; LTI Awards granted in 2025 will vest in full so long as the NEO has been employed for one year and provided six months' notice of his or her intent to retire.
6 In the event that a NEO's employment is terminated due to his or her Disability, any vested but unpaid Cash Bonus shall be forfeited and the NEO will not qualify to receive severance. The NEO will be entitled to receive any vested performance share awards (distributed in accordance with the applicable award agreements) and 50% of all unvested RSUs; except that with respect to LTI Awards granted in 2025, 100% of unvested RSUs will vest, while the entire PSU Award will be forfeited.
7 In the event that a NEO's employment is terminated due to his or her Death, any vested but unpaid Cash Bonus shall be forfeited and the NEO will not qualify to receive severance. The NEO will be entitled to receive any vested performance share awards (distributed in accordance with the applicable award agreements) and 50% of all unvested RSUs; except that with respect to LTI Awards granted in 2025, 100% of unvested RSUs will vest, while the entire PSU Award will be forfeited.
8 The particulars of Mr. Kleveland's Employment Agreement with the Company and the severance provision therein are discussed more fully above.
9 Cash Compensation/Severance represents any short-term or long-term cash bonuses or severance the NEO would have received if a qualifying termination of employment had occurred on December 31, 2025.
10 Represents the value of shares or units of stock that would vest if a qualifying termination of employment had occurred on December 31, 2025.
11 Represents the value of shares or units of stock that would vest if a qualifying termination of employment had occurred on December 31, 2025.
12 Represents the value of the total monthly contributions (18, 24 or 36 months) of the NEO's then applicable COBRA contribution.
13 Represents the approximate value of 12 months of executive outplacement services paid by the Company.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Compensation Discussion and Analysis	62

Executive	Benefit	Termination for Cause[1]	Termination without Cause or with Good Reason[2]	Termination in Connection with a Change in Control[3]	Voluntary Separation[4]	Retirement[5]	Disability[6]	Death[7]

Willard Station	Cash Compensation/ Severance	$—	$1,650,000	$2,250,000	$—	$—	$—	$—
	Performance Shares	$—	$1,993,732	$1,993,732	$—	$—	$1,993,732	$1,993,732
	Restricted Stock Units	$—	$1,951,342	$1,951,342	$—	$—	$1,951,342	$1,951,342
	Health & Welfare	$—	$56,833	$85,249	$—	$—	$—	$—
	Outplacement Services	$—	$25,000	$25,000	$—	$—	$—	$—
	Total	$—	$5,570,074	$6,170,074	$—	$—	$3,945,074	$3,945,074
Robert Starr[14]	Cash Compensation/ Severance	N/A	N/A	N/A	$250,000	N/A	N/A	N/A
	Performance Shares	N/A	N/A	N/A	$443,524	N/A	N/A	N/A
	Restricted Stock Units	N/A	N/A	N/A	$—	N/A	N/A	N/A
	Health & Welfare	N/A	N/A	N/A	$10,365	N/A	N/A	N/A
	Outplacement Services	N/A	N/A	N/A	$—	N/A	N/A	N/A
	Total	N/A	N/A	N/A	$773,203	N/A	N/A	N/A
Jairaj Chetnani[15]	Cash Compensation/ Severance	N/A	N/A	N/A	$—	N/A	N/A	N/A
	Performance Shares	N/A	N/A	N/A	$—	N/A	N/A	N/A
	Restricted Stock Units	N/A	N/A	N/A	$—	N/A	N/A	N/A
	Health & Welfare	N/A	N/A	N/A	$—	N/A	N/A	N/A
	Outplacement Services	N/A	N/A	N/A	$—	N/A	N/A	N/A
	Total	N/A	N/A	N/A	$—	N/A	N/A	N/A
1 In the event the Company terminates a NEO's employment for Cause, any vested but unpaid Cash Bonus shall be forfeited, the NEO will not qualify to receive severance, the entire amount of any Performance Share Bonus, whether vested or unvested, shall be forfeited, and all unvested RSUs will be forfeited for no consideration on the date of termination.
2 In the event the Company terminates a NEO's (other than the CEO) employment without Cause, or the NEO resigns for Good Reason, the NEO will be entitled to severance consisting of 24 months of base salary, less applicable withholdings and deductions, together with payment of the APP Performance Award target. With respect to MPP Performance Awards granted prior to 2025, the NEO will receive any vested performance share awards (payable in accordance with the applicable award agreements) and 50% of unvested RSUs. With respect to LTI Awards granted in 2025, 100% of unvested RSUs will vest, while the entire PSU Award will be forfeited. The Company will also cover 24 months of the NEO's then-applicable COBRA contributions and provide 12 months of executive outplacement services. In the case of the CEO, severance consists of twice his annual base salary plus twice his APP Performance Award target, with equity awards vesting or being forfeited as outlined above.
3 In the event the Company terminates a NEO’s (other than the CEO’s) employment within 12 months following a Change in Control, the NEO will be entitled to severance consisting of his or her gross monthly base salary in effect, less applicable withholdings and deductions, for a period of 36 months, together with a prorated payment of any cash bonus earned during the year. The NEO will also receive any vested performance share awards (payable in accordance with the applicable award agreements) and 50% of unvested RSUs; provided, however, that with respect to LTI Awards granted in 2025, 100% of unvested RSU Awards and 100% of unvested PSU Awards will vest on an accelerated basis. In addition, the Company will pay 36 months of the NEO’s then‑applicable COBRA contributions and provide 12 months of executive outplacement services. In the case of the CEO, he will be entitled to receive any unpaid but earned cash bonuses, any vested performance share awards (payable in accordance with the applicable award agreements), and 50% of unvested RSUs; provided that LTI Awards granted in 2025 will vest in full with respect to both RSU Awards and PSU Awards.
4 In the event a NEO voluntary separates from the Company, any vested but unpaid Cash Bonus shall be forfeited, the NEO will not qualify to receive severance, and all unvested RSUs will be forfeited for no consideration on the date of termination. The NEO will be entitled to receive any vested performance share awards (payable in accordance with the applicable award agreements); except that the entirety of the PSU Award granted in 2025 will be forfeited.
5 In the event that a NEO's employment is terminated due to his or her Retirement (after the NEO has attained age 62), any vested but unpaid Cash Bonus shall be forfeited and the NEO will not qualify to receive severance. The NEO will be entitled to receive any vested performance share awards (payable in accordance with the applicable award agreements) and 50% of all unvested RSUs with respect to any MPP Performance Awards; LTI Awards granted in 2025 will vest in full so long as the NEO has been employed for one year and provided six months' notice of his or her intent to retire.
6 In the event that a NEO's employment is terminated due to his or her Disability, any vested but unpaid Cash Bonus shall be forfeited and the NEO will not qualify to receive severance. The NEO will be entitled to receive any vested performance share awards (distributed in accordance with the applicable award agreements) and 50% of all unvested RSUs; except that with respect to LTI Awards granted in 2025, 100% of unvested RSUs will vest, while the entire PSU Award will be forfeited.
7 In the event that a NEO's employment is terminated due to his or her Death, any vested but unpaid Cash Bonus shall be forfeited and the NEO will not qualify to receive severance. The NEO will be entitled to receive any vested performance share awards (distributed in accordance with the applicable award agreements) and 50% of all unvested RSUs; except that with respect to LTI Awards granted in 2025, 100% of unvested RSUs will vest, while the entire PSU Award will be forfeited.
14 Mr. Starr voluntarily separated from the Company effective May 23, 2025, and so the table includes the actual termination payments and benefits payable to the NEO. The other termination scenarios cannot have occurred and are therefore represented as "N/A" in the table.
15 Mr. Chetnani voluntarily separated from the Company effective September 1, 2025, and so the table includes the actual termination payments and benefits payable to the NEO. The other termination scenarios cannot have occurred and are therefore represented as "N/A" in the table.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Compensation Discussion and Analysis	63

Executive	Benefit	Termination for Cause[1]	Termination without Cause or with Good Reason[2]	Termination in Connection with a Change in Control[3]	Voluntary Separation[4]	Retirement[5]	Disability[6]	Death[7]

Merle Stein	Cash Compensation/ Severance	$—	$1,215,000	$1,665,000	$—	$—	$—	$—
	Performance Shares	$—	$78,949	$250,264	$78,949	$78,949	$78,949	$78,949
	Restricted Stock Units	$—	$210,785	$210,785	$—	$—	$210,785	$210,785
	Performance Phantom Stock[16]	$—	$134,913.00	$134,913.00	$—	$—	$134,913	$134,913
	Health & Welfare	$—	$46,519.68	$69,779.52	$—	$—	$—	$—
	Outplacement Services	$—	$25,000	$25,000	$—	$—	$—	$—
	Total	$—	$1,717,915	$2,365,864	$78,949	$78,949	$424,647	$424,647
Chris Stone	Cash Compensation/ Severance	$—	$1,390,500	$1,905,500	$—	$—	$—	$—
	Performance Shares	$—	$116,666	$312,723	$116,666	$116,666	$116,666	$116,666
	Restricted Stock Units	$—	$604,445	$604,445	$—	$—	$604,445	$604,445
	Health & Welfare	$—	$56,833	$86,954	$—	$—	$—	$—
	Outplacement Services	$—	$25,000	$25,000	$—	$—	$—	$—
	Total	$—	$2,189,387	$2,926,832	$116,666	$116,666	$721,111	$721,111
Joseph Gaug[17]	Cash Compensation/ Severance	$—	$1,255,500	$1,720,500	$—	$—	$—	$—
	Performance Shares	$—	$200,323	$362,614	$200,323	$362,614	$200,323	$200,323
	Restricted Stock Units	$—	$226,325	$226,325	$—	$226,325	$226,325	$226,325
	Health & Welfare	$—	$60,291	$90,436	$—	$—	$—	$—
	Outplacement Services	$—	$25,000	$25,000	$—	$—	$—	$—
	Total	$—	$1,761,827	$2,416,458	$200,323	$524,905	$426,648	$426,648
1 In the event the Company terminates a NEO's employment for Cause, any vested but unpaid Cash Bonus shall be forfeited, the NEO will not qualify to receive severance, the entire amount of any Performance Share Bonus, whether vested or unvested, shall be forfeited, and all unvested RSUs will be forfeited for no consideration on the date of termination.
2 In the event the Company terminates a NEO's (other than the CEO) employment without Cause, or the NEO resigns for Good Reason, the NEO will be entitled to severance consisting of 24 months of base salary, less applicable withholdings and deductions, together with payment of the APP Performance Award target. With respect to MPP Performance Awards granted prior to 2025, the NEO will receive any vested performance share awards (payable in accordance with the applicable award agreements) and 50% of unvested RSUs. With respect to LTI Awards granted in 2025, 100% of unvested RSUs will vest, while the entire PSU Award will be forfeited. The Company will also cover 24 months of the NEO's then-applicable COBRA contributions and provide 12 months of executive outplacement services. In the case of the CEO, severance consists of twice his annual base salary plus twice his APP Performance Award target, with equity awards vesting or being forfeited as outlined above.
3 In the event the Company terminates a NEO’s (other than the CEO’s) employment within 12 months following a Change in Control, the NEO will be entitled to severance consisting of his or her gross monthly base salary in effect, less applicable withholdings and deductions, for a period of 36 months, together with a prorated payment of any cash bonus earned during the year. The NEO will also receive any vested performance share awards (payable in accordance with the applicable award agreements) and 50% of unvested RSUs; provided, however, that with respect to LTI Awards granted in 2025, 100% of unvested RSU Awards and 100% of unvested PSU Awards will vest on an accelerated basis. In addition, the Company will pay 36 months of the NEO’s then‑applicable COBRA contributions and provide 12 months of executive outplacement services. In the case of the CEO, he will be entitled to receive any unpaid but earned cash bonuses, any vested performance share awards (payable in accordance with the applicable award agreements), and 50% of unvested RSUs; provided that LTI Awards granted in 2025 will vest in full with respect to both RSU Awards and PSU Awards.
4 In the event a NEO voluntary separates from the Company, any vested but unpaid Cash Bonus shall be forfeited, the NEO will not qualify to receive severance, and all unvested RSUs will be forfeited for no consideration on the date of termination. The NEO will be entitled to receive any vested performance share awards (payable in accordance with the applicable award agreements); except that the entirety of the PSU Award granted in 2025 will be forfeited.
5 In the event that a NEO's employment is terminated due to his or her Retirement (after the NEO has attained age 62), any vested but unpaid Cash Bonus shall be forfeited and the NEO will not qualify to receive severance. The NEO will be entitled to receive any vested performance share awards (payable in accordance with the applicable award agreements) and 50% of all unvested RSUs with respect to any MPP Performance Awards; LTI Awards granted in 2025 will vest in full so long as the NEO has been employed for one year and provided six months' notice of his or her intent to retire.
6 In the event that a NEO's employment is terminated due to his or her Disability, any vested but unpaid Cash Bonus shall be forfeited and the NEO will not qualify to receive severance. The NEO will be entitled to receive any vested performance share awards (distributed in accordance with the applicable award agreements) and 50% of all unvested RSUs; except that with respect to LTI Awards granted in 2025, 100% of unvested RSUs will vest, while the entire PSU Award will be forfeited.
7 In the event that a NEO's employment is terminated due to his or her Death, any vested but unpaid Cash Bonus shall be forfeited and the NEO will not qualify to receive severance. The NEO will be entitled to receive any vested performance share awards (distributed in accordance with the applicable award agreements) and 50% of all unvested RSUs; except that with respect to LTI Awards granted in 2025, 100% of unvested RSUs will vest, while the entire PSU Award will be forfeited.
16 Performance Phantom Stock granted under the Performance Phantom Stock Plan. For these grants, amounts shown as vesting upon termination are payable at such time, in cash.
17 For purposes of the retirement column, the treatment of the NEO's PSU and RSU awards granted in 2025 is based on the assumption that the NEO had provided six months' advance notice of his intent to retire as of December 31, 2025, as required under the applicable award agreements.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Compensation Discussion and Analysis	64

CEO PAY RATIO
We are required to disclose:
■The median annual total compensation of all of our employees, excluding our CEO;
■The annual total compensation of our CEO; and
■The ratio between those two amounts.
Mr. Kleveland's total compensation for 2025 as reported in the Summary Compensation Table above was $4,259,285. Using the same methodology, the annual total compensation of our median employee in 2025 (excluding Mr. Kleveland) was $59,954.
The ratio of the two amounts is 71:1.
To perform the foregoing calculation, we started with the total number of employees working for the Company and its subsidiaries worldwide as of December 31, 2024; we used our entire worldwide employee population and did not use statistical sampling. We then determined total compensation paid to each employee for all of 2024, excluding only changes in value of any vested pension benefits, as we concluded that it would have been extremely burdensome to determine such changes for all employees. Each employee’s total compensation was then translated into U.S. dollars using the exchange rate applicable to each employee’s country of employment, as used by the Company in its 2024 Consolidated Statements of Income and Retained Earnings. On this basis, we determined that our median employee, for the purposes of this disclosure, was an employee located in the United States.
As is permitted by the applicable regulations, we used the same median employee for 2025 that we identified as of December 31, 2024.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Item 3 — Advisory Vote on Executive Compensation	65

ITEM 3
Advisory Vote On Executive Compensation
In accordance with the Dodd-Frank Act, and the related “say-on-pay” rules adopted by the Securities and Exchange Commission, the Company is asking stockholders to cast an advisory vote approving the compensation provided to our NEOs, as described in the preceding sections of this Proxy Statement.
Accordingly, the Board of Directors recommends that stockholders approve such compensation by approving the following advisory resolution:
RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.
This vote is nonbinding. Although it may not be possible to discern the specific concerns of stockholders that may cause them to cast a negative vote, the Board and the Compensation Committee have in prior years considered the vote, and communications received from stockholders explaining their voting decisions, as meaningful to the process of determining how the Company’s executive officers should be compensated.
As described in detail under the “Compensation Discussion and Analysis” above, the Company's compensation programs are designed to motivate the Company's NEOs, and other members of management, to manage the Company so that it achieves superior performance and delivers value to our stockholders. The Company believes that its compensation programs, with their balance of short-term cash incentives and long-term incentives (including equity-based awards that vest over multiple years), reward sustained performance that is aligned with delivering consistent value to stockholders. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

Item 3

Advisory Vote on Executive Compensation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Item 3 — Advisory Vote on Executive Compensation	66

PAY VERSUS PERFORMANCE (PVP) DISCLOSURES
The following pages of our Proxy Statement provide disclosures about the relationship between (a) the "compensation actually paid" to our principal executive officer ("PEO") and the average "compensation actually paid" to our non-PEO NEOs, as defined under SEC disclosure rules, and (b) certain financial performance measures of the Company for the fiscal years listed below. These disclosures have been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act (the "Pay versus Performance Rules") and do not necessarily reflect how the Committee evaluates compensation decisions. "Compensation actually paid" does not reflect the value of cash or shares of the Company's common stock received by a NEO during the year, but rather is an amount calculated under SEC rules to include, among other things, year-over-year changes in the value of unvested equity-based awards. To calculate "compensation actually paid", adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year in accordance with the disclosure rules. For the purposes of calculating "compensation actually paid", the fair value of equity awards is calculated using the same valuation methodologies used to calculate the grant date fair value of awards in accordance with FASB ASC Topic 718 for the purposes of the Summary Compensation Table, and, where applicable, may incorporate adjustments for year-end forecasted attainment levels for performance achievement goals. As a result of the calculation methodology required by the SEC, the amounts shown below as "compensation actually paid" differ from the compensation actually received by our NEOs, and from the decisions of the Committee described in the Compensation Discussion and Analysis above.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Item 3 — Advisory Vote on Executive Compensation	67

COMPENSATION ACTUALLY PAID (CAP)

							Year-end value of $100 invested on 12/31/2020 in:

(a) Year	(b) Summary Compensation Table Total for Gunnar Kleveland $[1]	(c) Summary Compensation Table Total for A. William Higgins $[2]	(d) Compensation Actually Paid to Gunnar Kleveland $[3]	(e) Compensation Actually Paid to A. William Higgins $[4]	(f) Average Summary Compensation Table Total for non-PEO NEOs $[5]	(g) Average Compensation Actually Paid to non-PEO NEOs $[6]	(h) AIN Total Shareholder Return $[7]	(i) Peer Group Total Shareholder Return $[8]	(j) Net Income (in millions) $[9]	(k) Adjusted EBITDA (in millions) $[10]

2025[11]	4,259,285	N/A	1,849,119	N/A	1,563,135	811,653	74.07	198.10	(57.0)	221.8
2024	3,921,822	N/A	2,692,030	N/A	1,923,016	987,208	113.89	149.50	88.1	232.0
2023	4,247,149	4,300,649	4,563,712	4,905,001	2,334,459	2,241,045	137.84	131.71	111.6	265.1
2022	N/A	4,660,482	N/A	6,318,295	1,763,694	2,162,432	136.66	103.88	96.5	253.5
2021	N/A	4,725,711	N/A	6,065,337	1,737,959	2,202,801	121.44	111.27	118.8	250.9
1 Gunnar Kleveland became President and CEO of the Company in September 2023.
2 A. William Higgins served as President and CEO of the Company until his retirement in August 2023.
3 “Compensation actually paid” to Mr. Kleveland in each of 2023, 2024 and 2025 reflects the respective amounts shown in Column (d) of the table above, adjusted as set forth in the table below, as required by SEC rules.
4 “Compensation actually paid” to Mr. Higgins in each of 2021, 2022 and 2023 reflects the respective amounts shown in Column (e) of the table above, adjusted as set forth in the table below, as required by SEC rules.
5 Non-PEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by year: 2025: Robert Starr, Merle Stein, Chris Stone, Joseph Gaug, Will Station, Jairaj Chetnani; 2024: Robert Starr, Merle Stein, Chris Stone, Joseph Gaug, Daniel Halftermeyer, and Greg Harwell; 2023: Robert Starr, Stephen Nolan, Daniel Halftermeyer, Greg Harwell, and Joseph Gaug; 2022: Stephen Nolan, Daniel Halftermeyer, Greg Harwell, and Joseph Gaug; 2021: Stephen Nolan, Daniel Halftermeyer, Greg Harwell, and Joseph Gaug.
6 Mr. Halftermeyer received a negative change in pension value in 2024; according to SEC guidelines, the value is incorporated into Summary Compensation Table calculations but is not included for purposes of aggregating the Compensation Actually Paid.
7 For the relevant year, represents the cumulative total shareholder return (TSR) for the Company for the measurement period. TSR assumes that $100 was invested on December 31, 2020, and that dividends were reinvested when and as paid.
8Our selected peer group is the peer group discussed in the Compensation Discussion and Analysis shown on page 41.
9 Reflects “Net Income” as reported in the Company’s Annual Reports on Form 10-K for each of the years reported.
10 AIN Adjusted EBITDA was chosen as the "company selected financial metric" as it is the most heavily weighted of the annual performance measurement metrics used in our executive compensation program for the years reported (see pp. 46-48).
11 No dividends are paid or accrued on any unvested equity awards.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Item 3 — Advisory Vote on Executive Compensation	68

Compensation Actually Paid to PEO

Year	2021	2022	2023	2023	2024	2025
CEO	Higgins	Higgins	Higgins	Kleveland	Kleveland	Kleveland
SCT Total Compensation ($)	$4,725,711	$4,660,482	$4,300,649	$4,247,149	$3,921,822	$4,259,285
Less: Stock Award Values reported in SCT for the applicable year ($)	$(2,000,000)	$(2,200,000)	$(2,400,000)	$(3,300,000)	$(1,854,000)	$(2,612,570)
Plus: YE Fair Value of Stock Awards granted in the applicable year ($)	$2,558,110	$2,652,019	$1,389,930	$3,616,563	$1,333,550	$1,416,580
Change in Fair Value of outstanding unvested stock awards from prior years ($)	$781,516	$1,217,979	$488,764	$—	(658,446)	(1,171,123)
Change in Fair Value of Stock Awards from prior years that vested in the applicable year ($)	$—	$(12,185)	$1,125,658	$—	(50,895)	(43,054)
Less: Fair value of Stock Awards forfeited during the applicable year	$—	$—	$—	$—	—	—
Less: Aggregate change in Actuarial Present Value of accumulated pension benefit	$—	$—	$—	$—	—	—
Plus: Aggregate Service cost and prior year costs for pension benefit	$—	$—	$—	$—	—	—
Compensation Actually Paid	$6,065,337	$6,318,295	$4,905,001	$4,563,712	$2,692,030	$1,849,119

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Item 3 — Advisory Vote on Executive Compensation	69

Average Compensation Actually Paid to Non-PEO NEOs

Year	2021	2022	2023	2024	2025
	(Average)	(Average)	(Average)	(Average)	(Average)
SCT Total Compensation ($)	$1,737,959	$1,763,694	$2,334,459	$1,923,016	$1,563,135
Less: Stock Award Values reported in SCT for the applicable year ($)	$(545,079)	$(630,813)	$(1,283,371)	$(988,088)	$(913,684)
Plus: YE Fair Value of Stock Awards granted in the applicable year ($)	$689,874	$758,207	$1,415,779	$596,052	$525,040
Change in Fair Value of outstanding unvested stock awards from prior years ($)	$270,052	$292,308	$57,968	$(194,690)	$(184,741)
Fair Value for Awards Granted in and Vested in Current Year	$—	$—	$—	$58,956	$—
Change in Fair Value of Stock Awards from prior years that vested in the applicable year ($)	$49,995	$(20,964)	$16,416	$(47,900)	$(37,168)
Less: Fair value of Stock Awards forfeited during the applicable year ($)	$—	$—	$(300,206)	$(360,138)	$(140,929)
Less: Aggregate change in Actuarial Present Value of accumulated pension benefit ($)	$—	$—	$—	$—	$—
Plus: Aggregate Service cost and prior year costs for pension benefit	$—	$—	$—	$—	$—
Compensation Actually Paid	$2,202,801	$2,162,432	$2,241,045	$987,208	$811,653
The four items listed below represent the most important performance metrics we use to determine Compensation Actually Paid for 2024 as further described in our Compensation Discussion and Analysis with the section titled “Executive Compensation Earned” (see page 47). The definitions of these metrics are set forth in Exhibit A to the Proxy Statement.

MOST IMPORTANT PERFORMANCE METRICS

AIN Adjusted EBITDA
AIN Adjusted Free Cash Flow
MC Adjusted EBITDA
MC Adjusted Free Cash Flow
AEC Adjusted EBITDA
AEC Adjusted Free Cash Flow
AIN TRIR

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Item 3 — Advisory Vote on Executive Compensation	70

Relationship between “Compensation Actually Paid” and Performance
The graphs that follow show the relationship of “compensation actually paid” to our PEOs and other named executive officers in 2021, 2022, 2023, 2024 and 2025 to (1) the TSR for both the Company and our compensation peer benchmarking groups, (2) the Company’s net income, and (3) the Company’s adjusted EBITDA. For the purposes of these graphs, an averaged "compensation actually earned" is used for Messrs. Higgins and Kleveland for 2023.
CAP vs Company and Peer Group Shareholders Return

$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
240
220
200
180
160
140
120
100
80
60
40
20
0
$6,065,338
$6,318,295
$4,905,001
$2,692,030
$1,849,119
$2,202,801
$2,162,433
$2,241,046
$987,208
$811,653
122
137
138
114
74
111
104
132
150
198
2021
2022
2023
2024
2025
PEO CAP
Other NEOs CAP
AIN TSR
Peer TSR

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Item 3 — Advisory Vote on Executive Compensation	71

CAP vs Net Income and Adjusted EBITDA

$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
-$1,000,000
$300
$250
$200
$150
$100
$50
$0
$(50)
$251
$254
$265
$232
$222
$6,065,338
$6,318,295
$4,905,001
$2,692,030
$1,849,119
$2,202,801
$2,162,433
$2,241,046
$987,208
$811,653
$119
$97
$112
$88
$(57)
2021
2022
2023
2024
2025
PEO CAP
Other NEOs CAO
Net Income
Adj. EBITDA

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Share Ownership	72

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and officers, and any persons holding more than 10% of our Class A Common Stock, to file with the Securities and Exchange Commission reports disclosing their initial ownership of the Company's equity securities, as well as subsequent reports disclosing changes in such ownership. To the Company's knowledge, based solely on a review of reports furnished to us and written representations from such persons, other than the individuals discussed below, all individuals subject to Section 16(a) reporting requirements complied with their obligations during the year.
Delinquent Section 16(a) Reports
During the year ended December 31, 2025, there were eight delinquent filings resulting from disruptions caused by changes to the filing codes. On May 16, 2025, the Company’s non-employee directors received shares of Company stock as part of their annual retainer, which required the filing of Forms 4 by May 20, 2025. Due to the need to reset the Company’s SEC filing codes and delays in receiving updated filing codes from the SEC, the required Forms 4 for each of the eight directors were not filed until June 2 and June 3, 2026.
Share Ownership
Based on the review of filings with the SEC, the Company has determined that the following persons hold more than 5% of the outstanding shares of the Company's Class A Common Stock. Applicable percentage ownership is based on 28,303,324 shares outstanding as of December 31, 2025.
To the Company's knowledge, except as noted below, no person or entity is the beneficial owner of more than 5% of the voting power of the Company's stock.
5% Beneficial Owners of Class A Common Stock

NAME(S)	Reported Shares of Company’s Class A Common Stock Beneficially Owned[1]	Percent of Outstanding Class A Common Stock

BlackRock Institutional Trust Company, N.A.	4,208,171[2]	14.8%
The Vanguard Group, Inc.	3,155,661[3]	11.1%
EARNEST Partners, LLC	2,561,416[4]	9.0%

1 Holdings as of December 31, 2025. With respect to BlackRock, Vanguard, and EARNEST, we are unable to accurately report the number of shares owned after December 31, 2023, because the listed party had not filed an amended Schedule 13G/A with the SEC as of the date of this Proxy Statement .
2 Based on a Schedule 13G/A filed with the SEC on January 22, 2024 reporting beneficial ownership as of December 31, 2023 with sole dispositive power as to all shares and sole voting power with respect to 4,875,516 shares, and updated with information from internal sources. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
3 Based on a Schedule 13G/A filed with the SEC on February 13, 2024 reporting beneficial ownership as of December 31, 2023 with sole dispositive power as to 3,434,569 all shares, shared dispositive voting power as to 83,857 shares and shared voting power with respect to 52,877 shares, and updated with information from internal sources. The address of The Vanguard Group, 100 Vanguard Boulevard, Malvern, PA 19355.
4 Based on a Schedule 13G/A filed with the SEC on February 12, 2024 reporting beneficial ownership as of December 31, 2023 with sole dispositive power as to all shares and sole voting power as to 2,025,517 shares, and updated with information from internal sources. The address of EARNEST Partners, LLC is 1180 Peachtree Street NE, Suite 2300, Atlanta, GA 30309.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Share Ownership	73

As of the close of business on March 1, 2026, each of the directors, director nominees, and NEOs, and all current directors and officers as a group, beneficially owned shares of our capital stock as follows:

	Shares of Class A Common Stock Beneficially Owned	Percent of Outstanding Class A Common Stock

John R. Scannell[1]	19,527	(a)
Katherine L. Plourde[2]	15,969	(a)
Kenneth W. Krueger	14,231	(a)
Mark J. Murphy	12,550	(a)
J. Michael McQuade	13,607	(a)
Christina M. Alvord[3]	2,792	(a)
Russell E. Toney	5,897	(a)
Bonnie C. Lind	3,219	(a)
Gunnar Kleveland	38,019	(a)
Robert D. Starr	0	(a)
Merle Stein	1,759	(a)
Willard Station	1,524	(a)
Chris Stone	9,703	(a)
Jairaj Chetnani	0	(a)
Joseph M. Gaug	12,640	(a)
Sean Valashinas	198	(a)
Suzanne Purdum	2,910	(a)
Robert Hansen	8,596	(a)
All officers and directors as a group	163,141
(a) Ownership is less than 1%.
1 The shares reported does not include shares deferred pursuant to the Albany International Corp. Non-Employee Director Deferred Compensation Plan.
2 The shares reported does not include shares deferred pursuant to the Albany International Corp. Non-Employee Director Deferred Compensation Plan.
3 The shares reported does not include shares deferred pursuant to the Albany International Corp. Non-Employee Director Deferred Compensation Plan.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Share Ownership	74

Each of the individuals named in the preceding table has sole voting and investment power over shares listed as beneficially owned, except as indicated. Each of the directors and officers whose share ownership is reported above has indicated that no such shares are pledged as security. For each such individual, unless otherwise noted, the address for the person is c/o Albany International Corp., 325 Corporate Drive, Portsmouth, New Hampshire 03801.
SHAREHOLDER COMMUNICATIONS
It is our policy to forward to each member of the Board of Directors any communications addressed to the Board of Directors as a group, and to forward to each director any communication addressed specifically to such director. Such communications may be sent to: Albany International Corp., 325 Corporate Drive, Portsmouth, New Hampshire 03801.
AVAILABLE INFORMATION
The Company's Corporate Governance Guidelines, Business Ethics Policy, and Code of Ethics for the Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, and the charters of the Audit, Compensation, and Governance Committees of the Board of Directors are all available at the Corporate Governance section of the Company's website (www.albint.com).
CERTAIN BUSINESS RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The Company has adopted a written policy requiring review of relationships and transactions in which directors or executive officers, or members of their immediate families, are participants, in order to determine whether such persons have a direct or indirect material interest. The Company's Legal Department is responsible for developing and implementing processes and controls designed to obtain information relating to any such relationship or transaction, and for determining whether disclosure of such relationships or transactions is required. The Audit Committee of the Board of Directors is responsible for reviewing such information, and making recommendations to the disinterested members of the Board regarding the ratification or approval of such relationships or transactions. As set forth in the policy, the Audit Committee considers each transaction in light of relevant factors, including any benefits to the Company, whether the terms are arm's-length and in the ordinary course, the direct or indirect nature of the related person's interest in the transaction, the size and expected term of the transaction, and such other facts and circumstances as may bear on the materiality of the transaction or relationship. No director may participate in the review, ratification, or approval of any transaction in which such director has an interest.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Stockholder Proposals	75

STOCKHOLDER PROPOSALS
The Company’s By Laws provide that proposals of stockholders, including nominations of persons for election to the Board of Directors of the Company, shall not be presented, considered, or voted upon at an annual meeting of stockholders, or at any adjournment thereof, unless (i) notice of the proposal has been received by mail directed to the Secretary of the Company at the address set forth in the Notice of Mailing not later than 5:00 p.m. Eastern Time on the 90th day, nor earlier than 5:00 p.m. Easter Time on the 120th day, prior to the first anniversary of the last preceding annual meeting of stockholders; provided, however, that if no annual meeting was held in the preceding year or the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the first anniversary of the last preceding annual meeting of stockholders, notice of the proposal must be so delivered not earlier than 5:00 p.m. Eastern Time on the 120th day prior to such meeting and not later than the later of 5:00 p.m. Eastern Time on the later of (1) the 90th day prior to such meeting or (2) the 10th day following the day on which public announcement of the date of such meeting was first made, and (ii) the stockholder giving such notice is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting. To be timely for the Company’s 2027 Annual Meeting of Stockholders, the notice must be received on any date beginning no earlier than 5:00 p.m. on January 15, 2027 and no later than 5:00 p.m. on February 14, 2027. Each such notice must contain the information required by the Company’s By Laws.
In addition to satisfying the foregoing requirements under the Company’s By Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act between the close of business on no earlier than 5:00 p.m. on January 15, 2027 and no later than 5:00 p.m. on February 14, 2027.
Proposals of stockholders that are intended to be presented at the Company’s 2027 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at 325 Corporate Drive, Portsmouth, New Hampshire 03801, not later than December 3, 2026 in order to be considered for inclusion in the Company’s proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act. In addition, to be so included, a proposal must otherwise comply with all applicable proxy rules of the Securities and Exchange Commission.
In addition, management proxies for the 2027 Annual Meeting may confer discretionary authority to vote on a stockholder proposal that is not included in the Company’s proxy statement and form of proxy if the Company does not receive notice of such proposal by February 14, 2027, or if such proposal has been properly excluded from such proxy statement and form of proxy.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Proxy Statement & General Information	76

GENERAL INFORMATION
Annual Meeting
We have again decided to hold the Annual Meeting virtually this year. You may attend at https://meetnow.global/MRZ29JC.
Voting Procedures
Each properly executed proxy in the accompanying form received prior to the Annual Meeting will be voted with respect to all shares represented thereby and will be voted in accordance with the specifications, if any, made thereon. If no specification is made, the shares will be voted in accordance with the recommendation(s) of the Board of Directors. In addition, the shares will be voted in the discretion of the proxies with respect to (1) any matter of which the Company did not have notice before February 18, 2026, (2) the election of a person as a director in substitution for a nominee named in this proxy statement who, at the time of the meeting, is unable, or for good cause is unwilling, to serve, (3) any stockholder proposal properly excluded from this proxy statement, and (4) matters incident to the conduct of the meeting, or any other matters as may properly come before the meeting. A proxy may be revoked at any time prior to the voting thereof.
If a stockholder is a participant in our Dividend Reinvestment Plan (sponsored by our transfer agent, Computershare) or the Albany International Corp. ProsperityPlus 401(k) Savings Plan, a properly executed proxy will also serve as voting instructions with respect to shares in the stockholder’s accounts in such plans. In order for the plan trustee to vote 401(k) plan account shares, instructions must be received no later than 11:59 p.m. Eastern Time on May 12, 2026.
This proxy statement and the accompanying form of proxy are first being made available to our stockholders on or about April 2, 2026.
The only persons entitled to vote at the Annual Meeting (including any adjournment or adjournments) are holders of record at the close of business on March 20, 2026, of the Company’s Class A Common Stock outstanding on such date. As of March 20, 2026, there were 28,354,963 shares of the Company’s Class A Common Stock outstanding. Each share of Class A Common Stock is entitled to one vote.
Any stockholder attending this year's virtual Annual Meeting will be considered “present” and “in person”. Under our By Laws, a copy of which is available at the Corporate Governance section of our website (www.albint.com), stockholders representing a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. Under Delaware law, if a quorum is present, a plurality of the votes cast at the meeting by the shares present in person or by proxy and entitled to vote is required for the election of directors. A majority of the voting power of our Class A Common Stock present in person or by proxy and entitled to vote on the subject matter, voting together as a single class, is required for any other action. Shares present at the meeting in person or by proxy and entitled to vote that abstain or fail to vote on any matter will be counted as present and entitled to vote but such abstention or failure to vote will not be counted as an affirmative or negative vote and thus will have the same effect as a vote “Against” each of the matters scheduled to be voted on at the Annual Meeting (other than the election of directors).
Under New York Stock Exchange (“NYSE”) rules, brokerage firms are permitted to vote in their discretion on certain routine matters on behalf of clients who have been requested to provide voting instructions, and have failed to do so by a date specified in a statement from the brokerage firm accompanying proxy materials distributed to its clients. Brokerage firms generally do not have such discretion as to any contested action, any authorization for a merger or consolidation, any equity-compensation plan or other

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Proxy Statement & General Information	77

matter related to executive compensation, any election of directors, or any matter that may affect substantially the rights or privileges of stockholders. The only routine matter included in this proxy statement is the ratification of the appointment of KPMG LLP as our independent auditor. In the case of non-routine matters, broker “nonvotes” are treated as shares that are present at the meeting but are not entitled to vote and therefore have no effect on the outcome.

Instruction/Q&A Section

Q:	How can I attend the Annual Meeting?

A:
The Annual Meeting will be a virtual meeting of stockholders, which will be conducted exclusively online. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting virtually and submit your questions during the meeting by visiting https://meetnow.global/MRZ29JC. No password is needed. You also will be able to vote your shares online by attending the Annual Meeting virtually.

To participate in the Annual Meeting, you will need your 15-digit control number. Please carefully review the information included on your proxy card and on your Notice Regarding the Availability of Proxy Materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions outlined in this proxy statement.

Q:	How do I register to virtually attend the Annual Meeting?

A:
If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually. Please follow the instructions on the proxy card or Notice Regarding the Availability of Proxy Materials that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend, vote, and submit questions at the Annual Meeting online.

To register to attend the Annual Meeting virtually, you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and received no later than 5:00 p.m. Eastern Time, on May 8, 2026.

You will receive a confirmation of your registration by email after we receive your registration materials.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Proxy Statement & General Information	78

Requests for registration should be directed to Computershare at the following:

By email
Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

By mail
Computershare
ALBANY INTERNATIONAL Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Q:	How can I submit questions if I attend the Annual Meeting virtually?

A:
If you wish to submit a question, you may do so in a few ways. If you want to ask a question before the Annual Meeting, you may do so at https://meetnow.global/MRZ29JC. No password is needed, but you will need your 15-digit control number found on your proxy card or Notice Regarding the Availability of Proxy Materials. If you hold our shares through a broker, you must register in advance using the instructions above.

If you want to submit a question before or during the Annual Meeting, you may do so by logging into the virtual meeting platform at https://meetnow.global/MRZ29JC, entering your 15-digital control number, and clicking on the Q/A icon on the right side of the page. Enter your question in the box and click send.

Questions pertinent to meeting matters will be addressed during the Annual Meeting, subject to time constraints. Questions that relate to proposals that are not properly before the Annual Meeting, relate to matters that are not a proper subject for action by stockholders, are irrelevant to the Company’s business, relate to material non-public information of the Company, relate to personal concerns or grievances, are derogatory to individuals or that are otherwise in bad taste, are in substance repetitious of a question or comment made by another stockholder, or are not otherwise suitable for the conduct of the Annual Meeting as determined in the sole discretion of the Company, will not be answered. Additional rules of conduct and procedures may apply during the Annual Meeting and will be available for you to review in advance of the meeting at https://meetnow.global/MRZ29JC.

Any questions pertinent to meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted online and answered at https://meetnow.global/MRZ29JC. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.

Q:	What if I have trouble accessing the Annual Meeting virtually?

A:
The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting. We encourage you to access the virtual meeting platform prior to the start time. For further assistance should you need it, you may call local 1-888-724-2416 or international +1 781-575-2748.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Other Matters	79

OTHER MATTERS
The Board knows of no other matters to be presented for consideration at the Annual Meeting. Should any other matters properly come before the meeting, the persons named in the accompanying proxy will vote such proxy thereon in accordance with their best judgment.
The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitation of proxies by use of the mails, regular employees of the Company, without additional compensation, may solicit proxies personally or by telephone.

April 2, 2026	JOSEPH M. GAUG
Secretary

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Exhibit A — Supplement to Compensation Discussion and Analysis	80

EXHIBIT A – SUPPLEMENT TO COMPENSATION DISCUSSION AND ANALYSIS
Supplement to Compensation Discussion and Analysis
The following information supplements the disclosures in the Compensation Discussion and Analysis section of the Company’s Proxy Statement under the heading “Performance Award Metrics and Goals.”
Definitions relating to the 2025 APP and PSU Awards
“2025 AIN Adjusted EBITDA” — the amount reported as “Net Income” in the Company’s Consolidated Statement of Income less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted by adding back, to the extent that such item reduced Net Income, or subtracting, to the extent that such item increased Net Income:
(A) depreciation and amortization expense;
(B) restructuring costs (including pension curtailment gains and losses related to restructuring actions but not reported as part of restructuring expenses in the financial statements), provided however, that the Committee may, in its sole discretion, choose to omit certain restructuring costs from this provision so long as the failure to add back those restructuring costs does not result in a higher Metric Percentage or reduced target goal;
(C) any goodwill and intangible and long-lived asset impairment charges;
(D) income tax expenses (including any taxes recorded as operating expenses that were not included in the Operating Plan approved by the Board of Directors);
(E) net interest expense;
(in each case, as determined in accordance with GAAP and the Company’s accounting policies, consistently applied) provided that the amount so determined shall then be further adjusted (1) to exclude the effect of any adjustments to the Company’s financial statements required to reflect the effect of (a) discontinued operations (operations, product lines and/or operating facilities that are idled, closed or divested), or (b) newly effective accounting pronouncements, the effect of which were not incorporated into the Board approved operating plan (in each case, without duplication, as defined by GAAP and as included in the Company’s audited financial statements whether or not reflected as a separate line item in such audited financial statements); (2) to exclude (i) any gain or loss attributable to the sale of any business segment, or any real estate, during the Performance Period, net of any expenses incurred in connection with the transaction, or (ii) reallocated overhead costs which were otherwise attributable to any discontinued operations divested during the Performance Period; (3) to exclude any income (or loss) attributable to any business operation acquired during the Performance Period; (4) to exclude the effect on income of any charges incurred in the connection of the settlement of pension benefit funding obligations, or any other pension settlement or curtailment charges or credits that result from a strategic initiative; (5) to exclude the effect on income of any deferred bank fee write-offs or interest rate swap buyouts related to any new financing facility established during the Performance Period or any gain or loss associated with the early retirement of any debt instrument; (6) to exclude the effect on income of any expenses, including consulting or professional fees, incurred in connection with any activities undertaken by management at the direction of the Board of Directors to investigate or pursue any strategic acquisitions, combinations, joint ventures or divestitures, regardless of whether such efforts result in the completion of such acquisition, combination, joint venture or divestiture during the Performance Period as the same may be applied to such business segment; (7) to exclude the cost of any lease expense incurred in connection with the sale and leaseback of any real estate; (8) to exclude the cost of any charges required by Revenue Recognition Standard ASC 606 to recognize future losses relating to any new long term

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Exhibit A — Supplement to Compensation Discussion and Analysis	81

contracts awarded during the Performance Period; (9) to exclude the effect on income of any fixed asset-write-offs related to continued and discontinued programs within the AEC business segment (including ASC), or any write-offs of previously capitalized costs related to non-recurring engineering and tooling for continued and discontinued programs; and (10) by adding back any expense related to machinery and equipment relocations and plant setup costs, or other capital expenditures associated with anticipated or announced plant closings or consolidation of manufacturing capacity and not otherwise considered restructuring costs.
“2025 AIN Adjusted Free Cash Flow” — the amount reported as “Cash flow from Operating Activities” in the Company’s Consolidated Statement of Cash Flows for 2025, less any cash outflows from capital expenditures, less any income, or plus any expense, adjusted by adding back, to the extent that such item reduced Cash Flow, or subtracting, to the extent that such item increased Cash Flow:
(A) Restructuring costs (including pension curtailment gains and losses related to restructuring actions but not reported as part of restructuring expenses in the financial statements), provided however, that the Committee may, in its sole discretion, choose to omit certain restructuring costs from this provision so long as the failure to add back those restructuring costs does not result in a higher Metric Percentage or reduced target goal;
(B) Adjusted for the cash impact, if any, of the adjustments identified in the definition of Adjusted EBITDA above;
(C) Other items determined by the Compensation Committee of the Board of Directors.
“AIN TRIR” — the Total Recordable Incident Rate applicable to the entire Company for 2025. A recordable incident shall be any incident that is work-related and results in injury, illness or death after applying the Occupation Safety and Hazard Administration’s (OSHA) guidelines for work-relatedness and recordability. The TRIR shall be the number of recordable incidents per hundred employees per year, calculated as the actual number of recordable incidents in the year times the quotient of 200,000 divided by the actual hours worked by all employees in 2025, with 200,000 being the approximated hours worked by 100 employees in a year. The goal is to achieve a TRIR of 0.90 which would result in attaining a Performance Metric Percentage of 100%. The threshold would be a TRIR of 1.4, resulting in an attainment of 50% and the maximum achievement level would be a TRIR of 0.70, resulting in an attainment of 200%.
The foregoing measurement goals shall be reduced, as necessary, to reflect any impact on sales and/or income as the result of any discontinued operations during 2025. The amount of the reduction shall be the amount of cash flow or net sales otherwise attributable to such business in the 2025 Operating Plan approved by the Company’s Board of Directors, pro-rated to reflect the timing of such divestiture. For performance between the data points indicated, the Metric Percentage shall be the interpolated value based on the next higher and lower data points.
“2025 MC Adjusted EBITDA” — the amount reported as “Net Income” in the Company’s Consolidated Statement of Income for the Global Machine Clothing business segment, less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted by adding back, to the extent that such item reduced Net Income, or subtracting, to the extent that such item increased Net Income:
(A) depreciation and amortization expense;
(B) restructuring costs (including pension curtailment gains and losses related to restructuring actions but not reported as part of restructuring expenses in the financial statements), provided however, that the Committee may, in its sole discretion, choose to omit certain restructuring costs from this provision so long as the failure to add back those restructuring costs does not result in a higher Metric Percentage or reduced target goal;

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Exhibit A — Supplement to Compensation Discussion and Analysis	82

(C) any goodwill and intangible and long-lived asset impairment charges;
(D) income tax expenses (including any taxes recorded as operating expenses that were not included in the Operating Plan approved by the Board of Directors);
(E) net interest expense;
(in each case, as determined in accordance with GAAP and the Company’s accounting policies, consistently applied) provided that the amount so determined shall then be further adjusted (1) to exclude the effect of any adjustments to the Company’s financial statements required to reflect the effect of (a) discontinued operations (operations, product lines and/or operating facilities that are idled, closed or divested), or (b) newly effective accounting pronouncements, the effect of which were not incorporated into the Board approved operating plan (in each case, without duplication, as defined by GAAP and as included in the Company’s audited financial statements whether or not reflected as a separate line item in such audited financial statements); (2) to exclude (i) any gain or loss attributable to the sale of any business segment, or any real estate, during the Performance Period, net of any expenses incurred in connection with the transaction, or (ii) reallocated overhead costs which were otherwise attributable to any discontinued operations divested during the Performance Period; (3) to exclude any income (or loss) attributable to any business operation acquired during the Performance Period; (4) to exclude the effect on income of any charges incurred in the connection of the settlement of pension benefit funding obligations, or any other pension settlement or curtailment charges or credits that result from a strategic initiative; (5) to exclude the effect on income of any deferred bank fee write-offs or interest rate swap buyouts related to any new financing facility established during the Performance Period or any gain or loss associated with the early retirement of any debt instrument; (6) to exclude the effect on income of any expenses, including consulting or professional fees, incurred in connection with any activities undertaken by management at the direction of the Board of Directors to investigate or pursue any strategic acquisitions, combinations, joint ventures or divestitures, regardless of whether such efforts result in the completion of such acquisition, combination, joint venture or divestiture during the Performance Period as the same may be applied to such business segment; (7) to exclude the cost of any lease expense incurred in connection with the sale and leaseback of any real estate; (8) to exclude the cost of any charges required by Revenue Recognition Standard ASC 606 to recognize future losses relating to any new long term contracts awarded during the performance period; and (9) by adding back any expense related to machinery and equipment relocations and plant setup costs, or other capital expenditures associated with anticipated or announced plant closings or consolidation of manufacturing capacity and not otherwise considered restructuring costs.
“2025 MC Adjusted Free Cash Flow” — the amount reported “Cash flow from Operating Activities” less cash outflow from capital expenditures, wherein “Net Income” will be replaced with:
“Pre-Tax Income” for the respective segment:
■Less allocated GIS and Corporate Expenses,
■Less Income Tax Expense based on the effective tax rate,
■Less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities,
■Adjusted by adding back, to the extent that such item resulted in a cash outflow, or subtracting, to the extend that such item generated a cash inflow (in each case, as determined in accordance with GAAP and the Company’s accounting policies, consistently applied):

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Exhibit A — Supplement to Compensation Discussion and Analysis	83

(A) Restructuring costs (including pension curtailment gains and losses related to restructuring actions but not reported as part of restructuring expenses in the financial statements), provided however, that the Committee may, in its sole discretion, choose to omit certain restructuring costs from this provision so long as the failure to add back those restructuring costs does not result in a higher Metric Percentage or reduced target goal;
(B) Adjusted for the cash impact, if any, of the identified APP Adjusted EBITDA addbacks; (C)
Other items determined by the Compensation Committee of the Board of Directors.
“2025 AEC Adjusted EBITDA” — the amount reported as “Net Income” in the Company’s Consolidated Statement of Income attributable to the AEC business segment, less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted by adding back, to the extent that such item reduced Net Income, or subtracting, to the extent that such item increased Net Income:
(A) depreciation and amortization expense;
(B) restructuring costs (including pension curtailment gains and losses related to restructuring actions but not reported as part of restructuring expenses in the financial statements), provided however, that the Committee may, in its sole discretion, choose to omit certain restructuring costs from this provision so long as the failure to add back those restructuring costs does not result in a higher Metric Percentage or reduced target goal;
(C) any goodwill and intangible and long-lived asset impairment charges;
(D) income tax expenses (including any taxes recorded as operating expenses that were not included in the Operating Plan approved by the Board of Directors);
(E) net interest expense;
(in in each case, as determined in accordance with GAAP and the Company’s accounting policies, consistently applied) provided that the amount so determined shall then be further adjusted (1) to exclude the effect of any adjustments to the Company’s financial statements required to reflect the effect of (a) discontinued operations (operations, product lines and/or operating facilities that are idled, closed or divested), or (b) newly effective accounting pronouncements, the effect of which were not incorporated into the Board approved operating plan (in each case, without duplication, as defined by GAAP and as included in the Company’s audited financial statements whether or not reflected as a separate line item in such audited financial statements); (2) to exclude (i) any gain or loss attributable to the sale of any business segment, or any real estate, during the Performance Period, net of any expenses incurred in connection with the transaction, or (ii) reallocated overhead costs which were otherwise attributable to any discontinued operations divested during the Performance Period; (3) to exclude any income (or loss) attributable to any business operation acquired during the Performance Period; (4) to exclude the effect on income of any charges incurred in the connection of the settlement of pension benefit funding obligations, or any other pension settlement or curtailment charges or credits that result from a strategic initiative; (5) to exclude the effect on income of any deferred bank fee write-offs or interest rate swap buyouts related to any new financing facility established during the Performance Period or any gain or loss associated with the early retirement of any debt instrument; (6) to exclude the effect on income of any expenses, including consulting or professional fees, incurred in connection with any activities undertaken by management at the direction of the Board of Directors to investigate or pursue any strategic acquisitions, combinations, joint ventures or divestitures, regardless of whether such efforts result in the completion of such acquisition, combination, joint venture or divestiture during the Performance Period as the same may be applied to such business segment; (7) to exclude the cost of any lease expense incurred in connection with the sale and leaseback of any real estate; (8) to exclude the cost of any charges required by Revenue Recognition Standard ASC 606 to recognize future losses relating to any new long term contracts

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Exhibit A — Supplement to Compensation Discussion and Analysis	84

awarded during the performance period; (9) to exclude the effect on income of any fixed asset-write-offs related to continued and discontinued programs within the AEC business segment (including ASC), or any write-offs of previously capitalized costs related to non-recurring engineering and tooling for continued and discontinued programs; and (10) by adding back any expense related to machinery and equipment relocations and plant setup costs, or other capital expenditures associated with anticipated or announced plant closings or consolidation of manufacturing capacity and not otherwise considered restructuring costs.
“2025 AEC Adjusted Free Cash Flow” — the amount reported “Cash flow from Operating Activities” less cash outflow from capital expenditures, wherein “Net Income” will be replaced with:
“Pre-Tax Income” for the respective segment:
■Less allocated GIS and Corporate Expenses,
■Less Income Tax Expense based on the effective tax rate,
■Less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities,
■Adjusted by adding back, to the extent that such item resulted in a cash outflow, or subtracting, to the extend that such item generated a cash inflow (in each case, as determined in accordance with GAAP and the Company’s accounting policies, consistently applied):
(A) Restructuring costs (including pension curtailment gains and losses related to restructuring actions but not reported as part of restructuring expenses in the financial statements), provided however, that the Committee may, in its sole discretion, choose to omit certain restructuring costs from this provision so long as the failure to add back those restructuring costs does not result in a higher Metric Percentage or reduced target goal;
(B) Adjusted for the cash impact, if any, of the identified APP Adjusted EBITDA addbacks;
(C) Other items determined by the Compensation Committee of the Board of Directors.
“Aggregate AIN Adjusted EBITDA” — the aggregate amount of AIN Adjusted EBITDA (as defined above) reported in 2025, 2026, and 2027.
“AIN Return on Invested Capital (ROIC)” — the percentage derived by dividing the Company’s Net Operating Profit After Tax by the Company’s Net Invested Capital, where Net Operating Profit After Tax shall mean earnings before income tax (“EBIT”) less income tax (calculating income tax on EBIT using the full year effective income tax rate) and Net Invested Capital shall mean the sum of the Company’s total net debt plus stockholder’s equity, less cash. For the purposes of this Agreement, Net Operating Profit After Tax and stockholder equity shall be adjusted according to the Adjustments identified above to the extent such Adjustment would impact Net Operating Profit After Tax or stockholder equity. AIN Return on Invested Capital shall be calculated for each year of the Performance Period by taking ROIC at the beginning of the period plus ROIC at the end of the period, and dividing the result by two; then averaged for the purpose of measuring performance.
Calculation of AIN Relative TSR (rTSR):
Thirty-four percent (34%) of the PSUs shall become earned based on the Company’s total shareholder return (TSR) for the Performance Period relative to the TSR of the S&P 600 Companies, as determined by the Committee. The PSUs that shall become earned, if any, following the end of the Performance Period shall be determined by multiplying the number of PSUs granted by the “Relative TSR Earned Percentage,” as determined below, provided that the maximum Relative TSR earned Percentage for the Performance Period shall be 200%. For avoidance of doubt, if the absolute TSR performance during the Performance

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Exhibit A — Supplement to Compensation Discussion and Analysis	85

Period is negative the earned Percentage shall be capped at 100%. Any PSUs that do not become earned at the end of the Performance Period will be forfeited.
The Relative TSR Earned Percentage shall be determined according to the Albany International 2025 – 2027 Performance Bonus Scorecard above.
“AIN Relative TSR (rTSR)” means the Company’s TSR for the Performance Period relative to the TSR of the S&P 600 Companies. Relative TSR will be determined by ranking the Company and the S&P 600 Companies from highest to lowest according to their respective TSRs. After this ranking, the percentile performance of the Company relative to the S&P 600 Companies will be determined as follows:
P = 1 – [R – 1 / N – 1]
where:
■“P” represents the percentile performance which will be rounded, if necessary, to the nearest whole percentile by application of regular rounding.
■“N” represents the number of S&P 600 Companies as of the Vesting Date, plus the Company.
■“R” represents the Company’s ranking among the S&P 600 Companies.
Relative TSR shall be calculated by the Committee based on the terms set forth below subject to the Committee’s sole and absolute discretion.
“TSR” means, for the Company and each of the S&P 600 Companies, the Company’s total shareholder return, expressed as a percentage, which will be calculated by dividing (i) the Closing Average Share Value by (ii) the Opening Average Share Value and subtracting one from the quotient.
“Opening Average Share Value” means the average Share Value over the trading days in the Opening Average Period.
“Opening Average Period” means the 20 trading days immediately following January 1, 2025.
“Accumulated Shares” means, for a given trading day, the sum of (i) one (1) share and (ii) the cumulative number of shares of the Company’s Common Stock purchasable with dividends declared on the Company’s Common Stock to that point during the Performance Period, assuming same day reinvestment of such dividends at the closing price on the ex-dividend date.
“Closing Average Share Value” means the average Share Value over the trading days in the Closing Average Period.
“Closing Average Period” means the 20 trading days immediately preceding December 31, 2027.
“Share Value” means, with respect to a given trading day, the closing price of the Company’s Common Stock multiplied by the Accumulated shares for such trading day.
“S&P 600 Companies” means, for the Performance Period, each company that is in the S&P 600 index on the first day of the Performance Period and continues to be a member of such index throughout the full duration of that Performance Period. For the avoidance of doubt, each company that is in the S&P 600 Index on the first day of the Performance Period and ceases to be in the S&P 600 Index (or its successor) during the Performance Period for any reason, including due to its bankruptcy or insolvency, shall not be a “S&P 600 Company” for purposes of this Agreement. In the event the S&P 600 Index ceases to exist for any reason during a Performance Period, the Committee shall determine in its sole discretion the companies whose TSRs will be used to determine the Company’s Relative TSR for the Performance Period.

ALBANY INTERNATIONAL	2025 AIN PROXY STATEMENT	Exhibit A — Supplement to Compensation Discussion and Analysis	86

Each S&P 600 Company’s “common stock” shall mean that series of common stock that is publicly traded on a registered U.S. exchange or, in the case of a non-U.S. company, an equivalent non-U.S. exchange. For purposes of calculating TSR, the value on any given trading day of any S&P 600 Company shares traded on a foreign exchange will be converted to U.S. dollars.

ALBANY INTERNATIONAL VOTE

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2026 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Christina A. Alvord	☐	☐	02 - Gunnar Kleveland	☐	☐	03 - Kenneth W. Krueger	☐	☐
04 - Bonnie C. Lind	☐	☐	05 - J. Michael McQuade	☐	☐	06 - Katharine L. Plourde	☐	☐
07 - John R. Scannell	☐	☐	08 - Russell E. Toney	☐	☐			

Proposal	For	Against	Abstain
2. To ratify the appointment of KPMG as our independent auditor	☐	☐	☐
3. To approve, by non-binding advisory vote, executive compensation	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

8 2 D V

049AAA

2026 Annual Meeting of Albany International Corp.
May 15, 2026, 9:00 A.M. Eastern Time

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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Company's 2026 Annual Report and 2026 Proxy Statement are available at: www.envisionreports.com/AIN

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Albany International Corp.

Notice of 2026 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 15, 2026

John R. Scannell and Gunnar Kleveland, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Albany International Corp. to be held virtually on May 15, 2026 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in the manner directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

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C Non-Voting Items

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Meeting Attendance
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